UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Brown-Forman Corporation

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2015 PROXY STATEMENT & NOTICE OF ANNUAL SHAREHOLDER MEETING

WE ENRICH THE EXPERIENCE OF LIFE BY RESPONSIBLY BUILDING BEVERAGE ALCOHOL BRANDS THAT THRIVE AND ENDURE FOR GENERATIONS.

June  23, 2015

DEAR BROWN-FORMAN STOCKHOLDER:

It is our pleasure to invite you to attend Brown-Forman Corporation’s 2015 Annual Meeting of Stockholders, which will be held at the Brown-Forman Conference Center in Louisville, Kentucky on Thursday, July 23, 2015 at 9:30 A.M. (Eastern Daylight Time). Please see the Notice of Annual Meeting on the next page for more information about this location and our admission procedures.

Your vote is important to us. If you are a Class A stockholder, we urge you to complete and return your proxy card or to vote by telephone or online as soon as possible, whether or not you plan to attend the Annual Meeting.

We hope to see you on July 23. On behalf of the Board of Directors, thank you for your continued support.

Very truly yours,

Paul C. Varga, Chairman and Chief Executive Officer	Geo. Garvin Brown IV, Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders

Date:	Thursday, July 23, 2015

Time:	9:30 A.M. (Eastern Daylight Time)

Location:	Brown-Forman Conference Center 850 Dixie Highway Louisville, Kentucky 40210

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2015:

The Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders, which includes our Form 10-K for fiscal 2015, are available at www.brown-forman.com/proxy.

We are holding this meeting for the following purposes:

»    To elect the thirteen directors named in the Proxy Statement; and

»    To transact any other company business that may properly come before the meeting.

Class A stockholders of record at the close of business on June 15, 2015 are entitled to vote at the meeting, either in person or by proxy. Class B stockholders are welcome to attend the meeting but are not entitled to vote.

There are several ways to vote this year. You may complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope, or you may vote by telephone (1-800-652-8683) or online (www.investorvote.com/BFB). Whatever method you choose, please vote in advance of the meeting to ensure that your shares will be voted as you direct. Instructions on telephone and online voting are on the proxy card enclosed with this Proxy Statement.

Louisville, Kentucky

June 23, 2015

By order of the Board of Directors

Matthew E. Hamel, Secretary

ADMISSION PROCEDURES

As we are committed to providing a safe, secure environment for our stockholders, employees, and guests, we kindly ask that you observe the following procedures if you plan to attend the Annual Meeting:

»    Before the meeting: Please register on or before July 21, 2015, by contacting Linda Gering, our Stockholder Services Manager, at (502) 774-7690 or Linda_Gering@b-f.com.

»    When you arrive: Brown-Forman representatives will be available to direct you to the Forester Center garden area where you can check in at the registration table beginning at 8:30 A.M. (Eastern Daylight Time). In case of inclement weather, registration will take place inside the Forester Center Annex instead.

»    What to bring: If your shares are registered in the name of a bank, broker, or other holder of record, please bring both a photo ID and documentation of your stock ownership as of June 15, 2015 (such as a brokerage statement). If your shares are registered in your name, either solely or jointly with one or more co-owners, you will just need a photo ID.

If you arrive without having registered in advance, you may still be admitted if you present a photo ID along with your proxy card, brokerage statement, or other documentation of stock ownership.

BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

LETTER TO STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2	PROXY SUMMARY

4	ANNUAL MEETING INFORMATION

7	CORPORATE GOVERNANCE
7	Our Board of Directors
7	Board Composition
8	Leadership Structure
9	Board Guidelines and Procedures
13	Company Best Practices
13	Our Controlling Family Stockholders

15	ELECTION OF DIRECTORS

20	DIRECTOR COMPENSATION

23	COMPENSATION DISCUSSION AND ANALYSIS
23	Executive Summary
25	Overview of Our Compensation Program
26	The Role of Our Compensation Committee
27	Target Compensation
28	Awards and Payouts in Fiscal 2015: Fixed and Short-Term Compensation
31	Awards and Payouts in Fiscal 2015: Long-Term Compensation
36	Other Compensation Elements
37	Compensation Policies and Practices
38	Compensation Committee Report

39	COMPENSATION TABLES
39	Summary Compensation
41	Grants of Plan-Based Awards
42	Outstanding Equity Awards
44	Option Exercises and Stock Vested
45	Pension Benefits
46	Non-Qualified Deferred Compensation
47	Potential Payments Upon Termination or Change-in-Control

51	STOCK OWNERSHIP

55	AUDIT MATTERS

58	OTHER INFORMATION

2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	1

PROXY SUMMARY

In this section, we highlight certain information about matters discussed in this Proxy Statement. As it is only a summary, we encourage you to read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, July 23, 2015

Time:	9:30 A.M.
(Eastern Daylight Time)

Location:	Brown-Forman Conference Center
850 Dixie Highway
Louisville, Kentucky 40210

PROPOSAL FOR STOCKHOLDER VOTING

Proposal	Our Board’s voting recommendation	Where to find details
Election of 13 directors	For all nominees	Pages 15-19

PERFORMANCE AND COMPENSATION HIGHLIGHTS

We believe that our executive compensation program continues to attract, motivate, reward, and retain a talented and diverse team of executives. These individuals lead us in our efforts to be the best brand builder in the spirits industry and enable us to deliver superior and sustainable value for our stockholders. We had strong performance during fiscal 2015, and the incentive payouts to our executives reflect this performance.

The following charts compare our Company performance with respect to total shareholder return, diluted earnings per share, and underlying operating income(1) growth with the compensation of our Chief Executive Officer, Paul C. Varga. These metrics reflect exceptional long-term value generated for our stockholders and show the alignment of our compensation strategy with that performance.

(1)	Reflects growth in “underlying operating income” over the past fiscal years. “Underlying operating income” is equivalent to “depletion-based operating income” and is not derived in accordance with GAAP. The reasons for the Company’s use of this measure are presented in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the heading “Non-GAAP Financial Measures,” in our Annual Report on Form 10-K for fiscal 2015.
(2)	Mr. Varga’s total compensation includes base salary, stock appreciation rights, non-equity compensation, and all other compensation as reported in the Fiscal 2015 Summary Compensation Table on page 39. The performance-adjusted restricted stock award value is shown as reported at the end of the applicable three-year performance period. Mr. Varga’s July 25, 2013 special one-time restricted stock award and change in pension values are excluded.

2	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY

OUR DIRECTOR NOMINEES TO THE BOARD

You are being asked to vote on the election of the thirteen directors named below. More details about each director’s background, skills, and expertise can be found below under “Election of Directors.” Dace Brown Stubbs has decided not to seek re-election at the Annual Meeting. At the time of the Annual Meeting, the size of the Board therefore will be reduced to thirteen directors.

			Committee Membership
Board Nominees Name, Age & Occupation	Director Since	Director Category	Audit	Comp	Corp Gov & Nom	Exec
Joan C. Lordi Amble, AGE 62 Retired Executive Vice President, Finance, American Express Company	2011	I	C
Patrick Bousquet-Chavanne, AGE 57 Executive Director, Marketing and International, Marks and Spencer Group PLC	2005	I		C	●
Geo. Garvin Brown IV, AGE 46 Chairman of the Board, Brown-Forman Corporation	2006	B			●	C
Martin S. Brown, Jr., AGE 51 Attorney, Adams and Reese LLP	2006	B
Stuart R. Brown, AGE 50 Managing Partner, Typha Partners, LLC	2015	B
Bruce L. Byrnes, AGE 67 Retired, Vice Chairman of the Board, The Procter & Gamble Company	2010	I	●		●
John D. Cook Lead Independent Director, AGE 62 Director Emeritus, McKinsey & Company	2008	I		●	C
Sandra A. Frazier, AGE 43 Founder and Partner, Tandem Public Relations, LLC	2006	B
Augusta Brown Holland, AGE 39 Founding Partner, Haystack Partners LLC	2015	B
Michael J. Roney, AGE 61 Chief Executive, Bunzl plc	2014	I		●
Michael A. Todman, AGE 57 Vice Chairman, Whirlpool International	2014	I	●
Paul C. Varga, AGE 51 Chairman & CEO, Brown-Forman Corporation	2003	M				●
James S. Welch, Jr., AGE 56 Vice Chairman, Executive Director of Corporate and Civic Affairs, Brown-Forman Corporation	2007	M				●

B=Brown Family Director    M=Management Director    I=Independent Director    C=Chair

“	Our unique advantage of our portfolio skew to premium American whiskey, coupled with our well-balanced geographic growth, helped us achieve excellent organic results.”

—Paul Varga, Chairman and CEO

22%	Return on Invested Capital(1)

$256 million	Dividends

$462 million	Share Repurchases

(1)	Return on Invested Capital is not derived in accordance with GAAP. The reasons for the Company’s use of this measure are presented in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the heading “Non-GAAP Financial Measures,” in our Annual Report on Form 10-K for fiscal 2015.

2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	3

ANNUAL MEETING INFORMATION

ABOUT YOUR PROXY MATERIALS

Our Board of Directors is soliciting proxies for our upcoming Annual Meeting of Stockholders to be held on July 23, 2015 (the “Annual Meeting”). This means that you can vote “by proxy” at the Annual Meeting—that is, you can instruct us how you would like your shares to be voted if you do not attend.

We are providing you with these proxy materials to help you make an informed decision on the matters to be considered at the Annual Meeting. We will begin mailing this Proxy Statement and accompanying materials, and also make them available online, on or about June 23, 2015, to holders of record of our Class A common stock at the close of business on June 15, 2015, which is the “record date” for the Annual Meeting.

This Proxy Statement and our Annual Report to Stockholders, which includes our Form 10-K for fiscal 2015, are available at www.brown-forman.com/proxy. You may request additional copies at any time using the contact information below.

Please let us know as soon as possible how you would like your shares voted. To do this, you may complete, sign, date, and return the enclosed proxy card or voting instruction card, or you may instruct us by telephone or online. See “Voting” below for details.

Contact Information

For information about your stock ownership or other stockholder services, please contact Linda Gering, our Stockholder Services Manager, by telephone at (502) 774-7690, by e-mail at Linda_Gering@b-f.com, or by mail at Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210.

Reducing duplicate mailings. The Securities and Exchange Commission (SEC) permits us to deliver a single Proxy Statement and Annual Report to stockholders who share the same address and last name unless we receive contrary instructions from any stockholder in that household. Each stockholder still receives his or her own proxy card. We participate in this “householding” process to reduce our printing costs and postage fees and to facilitate voting. If you would like to enroll in this “householding” service, or if your household is already enrolled but you prefer to receive a separate copy of the proxy materials and/or opt out of “householding” for next year, please inform us using the contact information above and we will promptly fulfill your request.

ATTENDING THE ANNUAL MEETING

Although only Class A stockholders may vote at the Annual Meeting, Class B stockholders are welcome to attend if they owned their shares as of June 15, 2015.

If you plan to attend, please register on or before July 21, 2015 by contacting Linda Gering, using the contact information above. We ask that you bring a form of photo identification to the meeting, and, if your shares are registered in the name of a bank, broker, or other holder of record, that you bring documentation of your stock ownership as of the date of record. Please see “Admission Procedures” outlined in the Notice of Annual Meeting for full details.

VOTING

Who May Vote

If you held our Class A common stock at the close of business on the record date (June 15, 2015), you, or your legal proxies, may vote at the Annual Meeting. At the close of business on the record date, there were 84,528,000 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.

If you purchased Class A common stock after the record date, you may vote those shares only if you receive a proxy to do so from the person who held the shares on the record date. Each share of Class A common stock is entitled to one vote. If you receive more than one proxy card or voting instruction card, it is important that you complete, sign, and date each proxy card and each voting instruction card that you receive (or follow the telephone or online voting instructions) because they represent different shares.

4	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING INFORMATION—VOTING

How to Vote

Stockholders of record: If you are a Class A stockholder and your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered to be the “stockholder of record” of those shares. If you are a stockholder of record, you can give a proxy to be voted at the meeting:

»	over the telephone by calling a toll-free number (800-652-8683);
»	online (www.investorvote.com/BFB); or
»	by completing, signing, and mailing the enclosed proxy card to the Company in the envelope provided.

Unless you are planning to vote at the meeting in person, we must receive your proxy by 1:00 a.m., Eastern Daylight Time, on Thursday, July 23, 2015.

The telephone and online voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone or online, please refer to the instructions set forth on the enclosed proxy card.

By giving your proxy, you authorize the individuals named on the proxy card to vote your shares for you in accordance with your instructions. These individuals will also have the obligation and authority to vote your shares as they see fit on any other matter properly presented for a vote at the Annual Meeting. If for any reason a director nominee is not available to serve, the persons named as proxy holders may vote your shares at the Annual Meeting for another nominee. The proxy holders for this year’s Annual Meeting are Geo. Garvin Brown IV, Paul C. Varga, and Matthew E. Hamel.

If you are a stockholder of record and you sign and return your proxy card (or give your proxy by telephone or online) without specifying how you want your shares to be voted, our proxy holders will vote your shares “FOR” the election of each of the nominees to the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, using their own discretion.

“Street name” stockholders: If you are a Class A stockholder and your shares are held in a stock brokerage account or by a bank (known as holding shares in “street name”), you have the right to direct your broker or bank how to vote your shares, and the broker or bank is required to vote your shares in accordance with your instructions. To provide instructions to your broker or bank by mail, please complete, sign, date, and return your voting instruction card in the postage-paid envelope provided by your broker or bank. Alternatively, if the broker or bank that holds your shares offers online or telephone voting, you will receive instructions from your broker or bank that you must follow in order to submit your instructions online or by telephone. You also may vote in person at the meeting, but only if you obtain a “legal proxy” from the broker or bank that holds your shares.

If you are a street name stockholder and you do not instruct your broker how to vote, your broker will not be able to vote your shares on the election of directors.

Changing Your Vote

If you are a stockholder of record, you may change your vote by submitting another proxy by telephone or online, by mailing another properly signed proxy card bearing a later date than your original one, or by attending the Annual Meeting and casting your vote in person. You also may revoke a proxy that you previously provided by delivering timely written notice of revocation of your proxy to our Secretary, Matthew E. Hamel, via mail at Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210 or at Secretary@b-f.com.

If you hold your shares in street name, you will need to follow the instructions in the materials your broker or bank has provided to you in order to change your or revoke your voting instructions.

Voting Privacy

Proxy instructions, ballots, and voting tabulations are handled in a manner that protects the confidentiality of each stockholder’s vote. Your vote will not be disclosed within the Company or to third parties, except as necessary to meet legal requirements, to allow for the tabulation and certification of votes, and to facilitate proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	5

ANNUAL MEETING INFORMATION—PROXY SOLICITATION EXPENSES

Quorum Requirements

Business can be conducted at the Annual Meeting only if a quorum consisting of a majority of the outstanding shares of Class A common stock is present in person or represented by proxy. Abstentions will be counted as present for purposes of establishing a quorum. Broker non-votes are counted as present for purposes of establishing a quorum but will not be considered entitled to vote on the proposal. We do not expect any broker non-votes to occur because the proposal on the agenda for this year’s Annual Meeting is a matter on which brokers do not have discretionary authority to vote.

Votes Needed For Approval

Election of directors: A nominee will be elected if he or she receives a majority of the votes cast, meaning that the number of shares voted “for” a director exceeds the number of shares voted “against” that director (with abstentions not counted as votes cast).

Any other matter properly presented and brought to a vote at the Annual Meeting: Approval requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter (with abstentions counted as votes against the proposal).

Dividend Reinvestment and Employee Stock Purchase Plan Shares

Shares of Class A common stock held by participants in Brown-Forman’s dividend reinvestment and employee stock purchase plans are included in your holdings and reflected on your proxy card. These shares will be voted as you direct.

ANNOUNCEMENT OF VOTING RESULTS

We intend to announce the preliminary voting results at the Annual Meeting and to issue a press release later that day. In addition, we will report the voting results by filing a Form 8-K with the SEC within four business days following the Annual Meeting.

PROXY SOLICITATION EXPENSES

Brown-Forman bears the cost of soliciting proxies. Beginning on June 23, 2015, which is the mailing date for these proxy materials, our directors, officers, and other employees may solicit proxies in person or by regular or electronic mail, phone, fax, or online. Directors, officers, and employees of the Company will receive no additional compensation for soliciting proxies. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to the beneficial owners of our stock held in street name. In addition, we have retained Proxy Express, Inc. to assist with the distribution of proxy materials for a fee of approximately $14,000, plus associated expenses.

6	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

CORPORATE GOVERNANCE

OUR BOARD OF DIRECTORS

Our Board is the policy-making body that is ultimately responsible for the business success and ethical climate of the Company. The Board oversees the performance of our senior management team, which is responsible for leading and operating the Company’s business. The Board’s primary responsibilities include retention, evaluation, and succession planning for the Company’s Chief Executive Officer and its Chairman of the Board, as well as oversight of the Company’s corporate strategy, financial condition, executive compensation policies and practices, and enterprise risk management. The Board may retain such independent advisors as it deems necessary or appropriate to help it perform its duties.

BOARD COMPOSITION

How Our Controlled-Company Status Affects Our Board

Our Board has determined that Brown-Forman is a “controlled company” under New York Stock Exchange (NYSE) rules because more than 50% of our Class A voting stock is held by the Brown family, and Brown family members historically have voted, by an overwhelming majority, for directors nominated by the Board.

As a controlled company, we are exempt from NYSE listing standards that require boards to have a majority of independent directors, a fully independent nominating/corporate governance committee, and a fully independent compensation committee. Notwithstanding these exemptions, as a matter of good corporate governance, the Board has voluntarily chosen to have a Compensation Committee that is composed entirely of independent directors that meet the NYSE’s heightened independence standards for compensation committee members. We do avail ourselves of the exemptions from having a majority of independent directors and a fully independent nominating/corporate governance committee.

Our Independent Directors

Under NYSE listing rules, a director qualifies as “independent” if the board of directors affirmatively determines that the director has no material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. While the focus is on independence from management, the Board considers all relevant facts and circumstances in making an independence determination. Our Board recognizes the value of having independent directors on the Board and has determined that six of our directors are independent under NYSE standards. They are: Joan C. Lordi Amble, Patrick Bousquet-Chavanne, Bruce L. Byrnes, John D. Cook, Michael J. Roney, and Michael A. Todman.

The Board has also determined that Geo. Garvin Brown IV, Paul C. Varga, and James S. Welch, Jr. are not independent because they are, or have recently been, members of Company management, and that Dace Brown Stubbs, who is not standing for re-election, is not independent due to her son’s employment with the Company. The Board elected not to make a determination with respect to the independence of Martin S. Brown, Jr., Stuart R. Brown, Sandra A. Frazier, and Augusta Brown Holland.

Our Brown Family Directors

The Company believes that it is strategically important for Brown family members to be actively engaged in the oversight of the Company. Through participation on the Board, the Brown family’s long-term ownership perspective is brought to bear, in some measure, upon each and every matter that the Board considers. Brown family directors also serve as an effective link between the Board and the controlling family stockholders.

BROWN-FORMAN IS A

“CONTROLLED COMPANY.”

As a publicly traded, family-controlled company, Brown-Forman enjoys a rare governance opportunity in that members of our controlling stockholder family, the Brown family, participate directly on our Board. We believe this governance structure confers on us a distinct competitive advantage, due largely to the long-term ownership perspective that Brown family members bring to our Board. This advantage is sustained by a careful balancing of the roles of our Board, Company management, and our stockholders—including the Brown family.

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CORPORATE GOVERNANCE—LEADERSHIP STRUCTURE

In addition, Board service allows the Brown family to actively oversee its investment in the Company. Following the Annual Meeting, the Brown family member directors are expected to be: Geo. Garvin Brown IV, Martin S. Brown, Jr., Stuart R. Brown, Sandra A. Frazier, and Augusta Brown Holland. Dace Brown Stubbs, a current Brown family director, will not stand for re-election at the Annual Meeting.

Our Management Directors

The Company also believes it is important, from a corporate governance standpoint, that Company management be represented on the Board. Current Board members who are also members of Company management are: Paul C. Varga and James S. Welch, Jr.

Recent Changes to our Board

As previously disclosed, two new directors from the Brown family, Stuart R. Brown and Augusta Brown Holland, joined the Board effective May 21, 2015. Dace Brown Stubbs, a current Brown family director, will not stand for re-election at the Annual Meeting.

LEADERSHIP STRUCTURE

Chairman of the Board

Our Board believes that the determination of whether to separate or combine the roles of Chairman of the Board and Chief Executive Officer should depend largely upon the identity of the Chief Executive Officer and the composition of the Board at the time. For this reason, it does not have a policy on separation of these roles, but rather evaluates the situation as circumstances change.

Currently, these roles are separate, although they have been combined in the past. Geo. Garvin Brown IV, a Brown family member, serves as Chairman of the Board. He also serves on our Corporate Governance and Nominating Committee and the Executive Committee of the Board, which he chairs.

8	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

CORPORATE GOVERNANCE—BOARD GUIDELINES AND PROCEDURES

Company Chairman and CEO

Paul C. Varga serves as the Company Chairman and Chief Executive Officer. Mr. Varga is the Company’s highest ranking executive officer and has responsibility for the Company’s strategy, operations, and performance. He serves as a member of our Board and of the Board’s Executive Committee.

Lead Independent Director

When a non-independent director holds the office of Chairman of the Board, as is currently the case, the Board (after considering the recommendation of the Corporate Governance and Nominating Committee) may select one independent director to serve as Lead Independent Director. In September 2012, the Board selected John D. Cook to serve in this role.

As Lead Independent Director, Mr. Cook’s responsibilities are to:

»	chair executive sessions attended solely by non-management directors and independent directors;
»	facilitate open communications between Board meetings and help directors reach consensus on important matters;
»	serve as liaison between the Chairman of the Board and the independent and non-management directors;
»	play a leadership role in contingency and succession planning; and
»	perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Mr. Cook chaired one executive session of non-management directors in fiscal 2015. Also, because our non-management director group includes directors who are not “independent” under NYSE listing standards, Mr. Cook called and presided over one executive session in fiscal 2015 that was attended solely by our independent directors.

Why the Board Chose this Leadership Structure

Our Board has determined that this leadership structure currently serves the best interests of the Company and its stockholders. Having a Brown family member serve as Chairman of the Board promotes the Brown family’s active oversight of, and engagement and participation in, the Company and its business and reflects the fact that Brown-Forman is controlled by the Brown family. In addition, because Mr. Brown handles the responsibilities attendant to the position of Chairman of the Board, Mr. Varga, our Chief Executive Officer, can focus more on the Company’s strategy and operations, while the Board still has access to his comprehensive knowledge of the Company’s business. The Lead Independent Director position provides leadership to, and fosters coordination among, our independent directors, enabling them to better fulfill their role of bringing expert outside perspectives to the Board.

BOARD GUIDELINES AND PROCEDURES

Corporate Governance Guidelines

The Board believes that transparency is a hallmark of good corporate governance. The Board has adopted Corporate Governance Guidelines that provide a framework for the Board to exercise its duties. Among other things, these guidelines contain policies and requirements regarding: director qualifications; director responsibilities, including the Lead Independent Director’s role; meetings and attendance; committee composition and responsibilities; director compensation; and director access to management and independent advisors. The guidelines also require an annual self-assessment by the Board. The Corporate Governance Guidelines are published on our website at www.brown-forman.com/about/corporate-governance/guidelines/.

Board and Committee Self-Assessment

Each year, our Board and each Board committee (except the Executive Committee) assesses how it performed during the preceding 12 months. The procedures they follow vary, from requiring members to complete questionnaires that call for quantitative responses and allow for free-ranging comments, to having an independent third party interview each member and then synthesize themes that emerge.

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CORPORATE GOVERNANCE—BOARD GUIDELINES AND PROCEDURES

HOW DID THE BOARD CONDUCT ITS SELF-ASSESSMENT THIS YEAR?

»    A representative of Frederic W. Cook & Co. (FWC) interviewed each director, probing for feedback around the Board’s effectiveness in a number of areas critical to board performance.

»    FWC then reported to the full Board on the themes that recurred during these interviews, noting any consensus regarding topics to which the Board should devote more time during the next year.

»    At the Board’s request, the Board Secretary then prepared a pro forma agenda for all scheduled Board meetings for the upcoming year, allocating time to the matters flagged by the directors in their interviews.

Director Service

The Board is authorized to fix the number of directors to serve on the Board from time to time, within a range of three to seventeen members. Directors are elected each year at the Annual Meeting by a majority of the votes cast by our Class A stockholders. Once elected, a director holds office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified, unless he or she first resigns, retires, or is removed. Directors are not subject to term limits. A director may not stand for re-election to the Board after he or she has reached the age of 71. However, in exceptional circumstances, the Board may ask a director to remain on the Board until a given date if his or her continued service would significantly benefit the Company. Service of a director beyond the age of 71 requires approval by two-thirds of the other directors following a recommendation by the Corporate Governance and Nominating Committee.

Board Meetings

The Board held six regular meetings and one special meeting during fiscal 2015. Absent an appropriate reason, all directors are expected to attend the Company’s Annual Meeting of Stockholders, all Board meetings, and all meetings of each committee on which they serve. Each director attended 75% or more of the aggregate meetings of the Board and committees on which he or she served during fiscal 2015. All directors then serving attended the 2014 Annual Meeting of Stockholders.

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CORPORATE GOVERNANCE—BOARD GUIDELINES AND PROCEDURES

Board Committees

Our Board has the following four standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Executive Committee. Each Board committee operates under a written charter that is posted on our company website at www.brown-forman.com/about/corporate-governance/committee-composition/. Each Board committee conducts an annual self-assessment (except the Executive Committee) and may hire independent advisors as it finds necessary or appropriate.

AUDIT COMMITTEE

The Board has delegated to the Audit Committee responsibility for the oversight of the Company’s financial statements; audit process; system of internal controls; enterprise risk assessment and risk management policies and processes; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence, and performance; and the Company’s internal audit function. The Audit Committee’s responsibilities include, among other things, preparing the Audit Committee Report that appears in this Proxy Statement on page 55.

In addition to the NYSE requirement that each Audit Committee member satisfy the NYSE director independence standards, Audit Committee members must comply with other independence standards mandated by Section 301 of the Sarbanes-Oxley Act and set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Each member of our Audit Committee satisfies these heightened independence standards. The Board has determined that each member of our Audit Committee is also “financially literate” within the meaning of the NYSE rules, and that Ms. Amble is an “audit committee financial expert” under SEC rules. Ms. Amble currently serves on the audit committees of three other public companies in addition to her membership on our Audit Committee. The Board has discussed this simultaneous service with Ms. Amble, including the demands and time commitment attendant to such simultaneous service, and determined that such simultaneous service will not impair the ability of Ms. Amble to effectively serve on the Board and the Audit Committee.

Committee Members: » Joan C. Lordi Amble (Chair) » Bruce L. Byrnes » Michael A. Todman (since September 2014) » John D. Cook (until September 2014) Met 13 times in fiscal 2015

COMPENSATION COMMITTEE

The Compensation Committee assists the Board in fulfilling the Board’s duties relating to the compensation of our directors, executive officers, and employees. The Compensation Committee’s responsibilities include, among other things, determining the compensation of the Chief Executive Officer; reviewing and approving the compensation of the Chairman of the Board; approving incentive compensation plan design and changes thereto for the Chief Executive Officer and other senior executive officers; assisting the Board in its oversight of risk related to the Company’s compensation policies and practices applicable to all employees; overseeing the preparation of the Compensation Discussion and Analysis section of this Proxy Statement; preparing the Compensation Committee Report that appears in this Proxy Statement; and leading the evaluations of the performance of the Chief Executive Officer and the Chairman of the Board.

The Compensation Committee has retained FWC to provide independent advice on executive and director compensation matters. For additional information on the services provided by and the fees paid to FWC, as well as the Compensation Committee’s processes and procedures for considering and determining executive and director compensation, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 23.

Each of the Compensation Committee members qualifies as an independent director under NYSE listing standards (including the NYSE’s heightened independence standards for compensation committee members of non-controlled companies), a “non-employee director” under SEC rules, and an “outside director” under regulations adopted pursuant to Section 162 of the Internal Revenue Code. The Board specifically considered factors relevant to these directors’ ability to be independent from management in connection with Compensation Committee service.

Committee Members: » Patrick Bousquet-Chavanne (Chair) » John D. Cook » Michael J. Roney (since September 2014) » Joan C. Lordi Amble (until September 2014) Met 6 times in fiscal 2015

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CORPORATE GOVERNANCE—BOARD GUIDELINES AND PROCEDURES

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee’s primary responsibilities are: assisting the Board in identifying, recruiting, and recommending appropriate candidates to serve as directors; reviewing periodically the Company’s corporate governance principles in light of developments in corporate governance and best practices, taking into account the Company’s controlled-company status under the NYSE rules; coordinating and overseeing Chief Executive Officer succession planning on behalf of the Board; and assisting the Board with its annual self-assessment. All of the Corporate Governance and Nominating Committee members are independent under NYSE listing standards except Geo. Garvin Brown IV.

In evaluating candidates for Board membership, the Corporate Governance and Nominating Committee seeks directors who will represent the long-term best interests of all stockholders. As articulated in our Corporate Governance Guidelines, the Board’s view is that all Brown-Forman directors should possess the highest personal and professional ethics, integrity, and values. The Board also believes that it is highly desirable for directors to possess the following qualities: good judgment, candor, independence, civility, business courage, experience with businesses and other organizations of comparable character and of comparable or larger size, and a lack of conflicts of interest.

The Corporate Governance and Nominating Committee and the Board consider diversity in evaluating candidates for Board membership, though neither has adopted a formal policy to that effect. The Board’s goal is to maintain a well-balanced membership that combines a variety of experiences, backgrounds, skills, and perspectives to enable the Board, as a whole, to effectively guide the Company in the pursuit of its strategic objectives. In evaluating potential Board candidates, the Corporate Governance and Nominating Committee considers an individual’s independence; business, professional, or public service experience; relevant industry knowledge, experience, and relationships; business judgment; financial expertise; international experience; leadership skills; age, gender, race, and other personal characteristics; time availability; and familial relation to our controlling family stockholders.

The Corporate Governance and Nominating Committee has engaged independent search firms to assist in identifying potential Board candidates from time to time. The Board has not adopted a formal policy regarding stockholder-nominated director candidates because the committee believes that the processes used to date have been appropriate and effective for identifying and selecting Board members.

Committee Members: » John D. Cook (Chair) » Patrick Bousquet-Chavanne » Geo. Garvin Brown IV » Bruce L. Byrnes Met 7 times in fiscal 2015

EXECUTIVE COMMITTEE

Pursuant to our By-laws, the Board designates the members of the Executive Committee of the Board, which consists of the Chief Executive Officer, the Chairman of the Board (if separate from the Chief Executive Officer), and one or more other directors as determined by the Board from time to time (currently the Vice Chairman). The Board can change the Executive Committee membership, fill vacancies, and dissolve the committee at any time. The Executive Committee may exercise all of the powers of the Board, subject to certain exceptions specified in our By-laws or Delaware law. However, traditionally, the Executive Committee acts only when exercising a power the Board has previously delegated, there is an emergency, or the action does not warrant the full Board’s attention.

Committee Members: » Geo. Garvin Brown IV (Chair) » Paul C. Varga » James S. Welch, Jr. Met 2 times in fiscal 2015

Board’s Role in Risk Oversight

The Board believes that its current leadership structure best enables it to fulfill its risk oversight function. Our Corporate Governance Guidelines require the Board to ensure that appropriate processes are in place for managing enterprise risk, and our Board considers risk oversight to be an integral part of its role in the Company’s strategic planning process. At its meetings, the Board regularly and actively considers how strategic decisions affect the Company’s risk profile. While the Board has ultimate oversight responsibility for the risk management process, certain committees also take on important roles relating to the Board’s risk oversight function. During fiscal 2015, the Board tasked the following committees to assist it with the responsibilities outlined below:

»	Audit Committee—overseeing the Company’s most significant financial reporting and accounting control risks and management’s monitoring and management of those risks.
»	Compensation Committee—overseeing risk related to the Company’s compensation policies and practices.

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CORPORATE GOVERNANCE—OUR CONTROLLING FAMILY STOCKHOLDERS

»	Corporate Governance and Nominating Committee—overseeing risk related to corporate governance, board composition, and succession planning for the Chief Executive Officer and the Chairman of the Board.

These committees met regularly with members of management and outside advisors, as necessary, and provided to the Board regular reports on their risk oversight and mitigation activities. The Audit Committee discussed the Company’s enterprise risk management program with the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, General Counsel, and Director of Internal Audit. In addition, certain management committees—the Disclosure Controls Committee and the Risk Committee—play an integral role in making sure that relevant risk-related information is reported to senior management and the Board as directly and quickly as possible.

Communication with our Board

Stockholders and other interested parties may communicate with our directors, including the non-management directors or the independent directors as a group, by writing to our Secretary, Matthew E. Hamel, at 850 Dixie Highway, Louisville, Kentucky 40210, or at Secretary@b-f.com. The Secretary’s office will forward written communications to the individual director or group of directors to whom they are addressed, with copies to all other directors.

COMPANY BEST PRACTICES

Brown-Forman has long believed that good corporate governance is essential to the Company’s long-term success. We continually evaluate our corporate governance practices in the context of our controlled-company status to address the changing regulatory environment and adopt those practices that we believe are best for Brown-Forman.

Code of Conduct

The Company has adopted the Brown-Forman Code of Conduct, which contains our standards of ethical behavior for all of our employees and directors. The Code of Conduct includes our Code of Ethics for Senior Financial Officers, which reflects the Company’s expectation that all financial, accounting, reporting, and auditing activities of the Company are to be conducted in strict compliance with all applicable rules and regulations and under the highest ethical standards. The Code of Conduct and the Code of Ethics for Senior Financial Officers can be found on our website at www.brown-forman.com/about/corporate-governance/code-of-ethics/.

Disclosure Controls Committee

The Company has a Disclosure Controls Committee, which is composed of members of management. This committee has established controls and procedures designed to ensure that information that the Company may be required to disclose is gathered and communicated to the committee and that any required disclosure is made in a timely and accurate manner. The committee has implemented a financial review process that enables our Chief Executive Officer and Chief Financial Officer to certify our quarterly and annual financial reports and also is responsible for developing and implementing procedures to ensure our compliance with SEC Regulation FD (Fair Disclosure).

Risk Committee

The Risk Committee, which is composed of members of management, leads the Company’s enterprise risk management program (ERMP). The objective of the ERMP is to protect the long-term viability of the Company’s business through the identification and management of risk. The ERMP includes the development and implementation of our risk management policies and specific governance structures and the oversight of our processes for identifying, assessing, and mitigating risk. In support of the ERMP’s objectives, the Risk Committee is responsible for identifying critical risks the Company faces; assessing the adequacy of measures in place to manage those risks; communicating the role of all employees in the ERMP; and integrating the discussion of risk into decision-making processes.

OUR CONTROLLING FAMILY STOCKHOLDERS

As noted above, Brown-Forman has an engaged family stockholder base with a long-term ownership perspective. We view our status as a publicly traded, family-controlled company as a distinct competitive advantage, and we believe that a strong relationship with the Brown family is essential to our growth, independence, and long-term value creation for all stockholders. The Company conducts its interactions with Brown family members in a manner consistent with all applicable laws and regulations. We actively cultivate our relationship with the Brown family through a number of different channels, as detailed below.

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CORPORATE GOVERNANCE—OUR CONTROLLING FAMILY STOCKHOLDERS

Brown-Forman/Brown Family Shareholders Committee

In 2007, Geo. Garvin Brown IV and Paul C. Varga organized the Brown-Forman/Brown Family Shareholders Committee (FSC), which they continue to co-chair. The FSC provides a forum for frequent, open, and constructive dialogue between the Company and its controlling family stockholders. It includes several non-family Company executives in addition to Mr. Varga and has formed subcommittees to engage certain Brown family members on topics such as family corporate governance, Brown-Forman philanthropy, and Brown family stockholder education.

Director of Family Shareholder Relations

The Director of Family Shareholder Relations, a Brown-Forman employee, works with Company employees and certain Brown family members to develop and implement policies and practices designed to further strengthen the relationship between the Company and the Brown family.

Brown Family Member Employees

The Company employs eleven Brown family members at various levels. Some Brown family employees participate on Company management committees that oversee strategic and operational matters. Participation on these committees enables our Brown family employees to contribute their perspectives to important issues facing the Company.

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ELECTION OF DIRECTORS

This section provides information about our thirteen director nominees, including the experience, qualifications, attributes, and skills that enable them to make valuable contributions to our Board in light of our business and our status as a family-controlled company.

All of our director nominees are current directors of Brown-Forman. Each director was elected by the stockholders at the Company’s 2014 Annual Meeting except for Stuart R. Brown and Augusta Brown Holland, who were appointed to the Board in May 2015.

The Board unanimously recommends a vote “FOR” the election of each of the director nominees.

Your shares will be voted “FOR” the election of all director nominees listed below unless you direct the proxy holders to vote against, or to abstain from voting for, one or more of the nominees. If any nominee becomes unable to serve before the meeting, the proxy holders may vote for a substitute nominee if the Board has designated one. As of the date of this Proxy Statement, it is the Board’s understanding that each nominee is prepared to serve if elected.

NOMINEES

Joan C. Lordi Amble Director since 2011 Age 62 Committees: » Audit (Chair)

Retired in 2011 from American Express as Executive Vice President, Finance; Executive Vice President and Comptroller of American Express Company from 2004 to 2011; Chief Financial Officer and Chief Operating Officer of GE Capital Markets from 2003 to 2004; Vice President and Controller of GE Capital Services from 1994 to 2003.

QUALIFICATIONS AND SKILLS: Extensive experience in corporate governance, finance, accounting, operations, financial controls, Sarbanes-Oxley compliance, Six Sigma quality, and risk management. In addition, Ms. Amble brings to the Board international and strategic planning expertise.

OTHER DIRECTORSHIPS: Zurich Insurance Group Ltd. since April 2015; Booz Allen Hamilton Holding Corporation since 2012; Sirius XM Radio (previously XM Satellite Radio Holdings, Inc.) since 2006; Broadcom from 2009 to 2011.

Patrick Bousquet-Chavanne Director since 2005 Age 57 Committees: » Compensation (Chair) » Corporate Governance and Nominating

Executive Director, Marketing and International, Marks and Spencer Group PLC, since July 2014; Executive Director, Marketing and Business Development, Marks and Spencer Group PLC, from 2013 to 2014; Corporate Director of Strategy and Business Development, Marks and Spencer Group PLC, from 2012 to 2013; Co-Chairman of Yoostar Entertainment Group from 2010 to 2012; President and Chief Executive Officer of Yoostar from 2009 to 2012; President and Chief Executive Officer of T-Ink Technologies, Inc. from 2008 to 2009; Group President of The Estée Lauder Companies Inc. from 2001 to 2008; President of Estée Lauder International, Inc. from 1998 to 2001.

QUALIFICATIONS AND SKILLS: Senior management and board experience at one of the world’s leading manufacturers and marketers of branded consumer goods, including experience with strategy implementation, branding, licensing, distribution, and international expansion. In addition, Mr. Bousquet-Chavanne has experience from Estée Lauder dealing with governance issues relevant to family-controlled public companies.

OTHER DIRECTORSHIPS: Marks and Spencer Group PLC since 2013; HSNi Corporation from 2008 to 2013.

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ELECTION OF DIRECTORS—NOMINEES

Geo. Garvin Brown IV Director since 2006 Age 46 Committees: » Corporate Governance and Nominating » Executive (Chair)

Chairman of the Board since 2007; Executive Vice President of Brown-Forman from 2011 to 2015; Senior Vice President and Managing Director of Western Europe and Africa from 2009 to 2011; Vice President and Jack Daniel’s Brand Director in Europe and Africa from 2004 to 2008; Director of the Office of the Chairman and Chief Executive Officer from 2002 to 2004.

QUALIFICATIONS AND SKILLS: Business and industry experience he has gained by serving in operational, management, and executive positions within the Company, his deep knowledge of family corporate governance, and the perspectives he brings to the Board as a fifth generation Brown family stockholder.

Martin S. Brown, Jr. Director since 2006 Age 51

Attorney, Adams and Reese LLP, since 2005; Attorney, Stokes & Bartholomew, P.A. (a predecessor law firm to Adams and Reese LLP) from 1999 to 2005.

QUALIFICATIONS AND SKILLS: Over twenty years of experience as a lawyer advising clients on mergers and acquisitions, equity securities offerings, and general business matters. In addition, Mr. Brown has commercial lending and general financial services experience and brings to the Board his perspective as a fifth generation Brown family stockholder.

Stuart R. Brown Director since May 2015 Age 50

Since 2010, Managing Partner, Typha Partners, LLC, an early-stage private equity investment company. President, DendriFund, Inc., an environmental sustainability charitable foundation established by Brown-Forman, since 2011; Owner, Between the Covers Bookstore from 1998 to 2010; Sales and Marketing Management, Brown-Forman, from 1995 to 1998. Founding member of Brown-Forman/Brown Family Shareholders Committee since 2007.

QUALIFICATIONS AND SKILLS: Extensive experience in family governance, entrepreneurial management, finance, and board leadership. In addition, Mr. Brown brings to the Board his perspective as a fifth generation Brown family stockholder and his history of service on the Brown-Forman/Brown Family Shareholders Committee demonstrates his ability to represent the long-term interests of shareholders.

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ELECTION OF DIRECTORS—NOMINEES

Bruce L. Byrnes Director since 2010 Age 67 Committees: » Audit » Corporate Governance and Nominating

Vice Chairman of the Board for The Procter & Gamble Company from 2002 to 2008. Mr. Byrnes retired in 2008 following a 38-year career at P&G, during which he held the following positions, among others: Vice Chairman, Global Brand Building Training from 2007 to 2008; Vice Chairman, Global Household Care Division from 2004 to 2007.

QUALIFICATIONS AND SKILLS: Executive leadership of a global consumer goods company; expertise in brand building and brand management; financial expertise; international marketing and operational experience; and corporate strategy.

OTHER DIRECTORSHIPS: Boston Scientific Corporation from 2009 to May 2015; Cincinnati Bell, Inc. from 2003 to 2013; Diebold, Incorporated from 2010 to April 2015.

John D. Cook Director since 2008 Age 62 Committees: » Compensation » Corporate Governance and Nominating (Chair)

Director Emeritus, McKinsey & Company; Director, McKinsey & Company from 2003 to 2008. Earlier in his career, Mr. Cook worked in brand management at The Procter & Gamble Company, and more recently, held the number two management position at The Kellogg Company.

QUALIFICATIONS AND SKILLS: Skills gained during his 32-year career advising and managing consumer products companies. He brings to the Board leadership, senior management experience, financial expertise, marketing skills, international expertise, experience with strategic acquisitions and integrations, and a history of shareholder value creation.

Sandra A. Frazier Director since 2006 Age 43

Founder and Partner, Tandem Public Relations, LLC, since 2005; Public Relations Account Manager at Doe Anderson, Inc., from 2002 to 2005; Project Assistant at Schneider Associates Public Relations from 2000 to 2001.

QUALIFICATIONS AND SKILLS: Leadership and management skills gained through founding and managing a public relations firm, communication skills, strategic thinking, and community relations experience. In addition, Ms. Frazier brings to the Board her perspective as a fifth generation Brown family stockholder.

OTHER DIRECTORSHIPS: The Al J. Schneider Company since 2014; The Glenview Trust Company since 2011; Commonwealth Bank and Trust Company from 2006 to 2010.

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ELECTION OF DIRECTORS—NOMINEES

Augusta Brown Holland Director since May 2015 Age 39

Since 2006, Founding Partner, Haystack Partners LLC, known for its nationally acclaimed work in developing The Green Building in the NuLu East Market Street District of Louisville, Kentucky. Founding member of Brown-Forman/Brown Family Shareholders Committee since 2007.

QUALIFICATIONS AND SKILLS: Extensive knowledge of downtown revitalization and environmentally- friendly development. Mrs. Holland also serves on numerous civic boards. She brings to the Board her perspective as a fifth generation Brown Family shareholder, and her history of service on the Brown-Forman/Brown Family Shareholders Committee demonstrates her ability to represent the long-term interests of shareholders.

Michael J. Roney Director since 2014 Age 61 Committees: » Compensation

Chief Executive of Bunzl plc since 2005; Director of Bunzl plc since 2003; and Non-executive Director of Johnson Matthey plc from 2007 to 2014.

QUALIFICATIONS AND SKILLS: Extensive senior management and executive leadership experience; deep expertise in multi-national production, distribution, and operations; financial expertise; and international mergers and acquisitions experience.

OTHER DIRECTORSHIPS: Bunzl plc since 2003; Johnson Matthey plc from 2007 to 2014.

Michael A. Todman Director since 2014 Age 57 Committees: » Audit

Vice Chairman, Whirlpool Corporation, since November 2014; President, Whirlpool International from 2009 to November 2014; President, Whirlpool North America, from 2007 to 2009.

QUALIFICATIONS AND SKILLS: Extensive knowledge and experience in multinational operations, sales and distribution, and manufacturing; extensive leadership of large multinational organizations; and financial expertise.

OTHER DIRECTORSHIPS: Whirlpool Corporation since 2006; Newell Rubbermaid, Inc. since 2007.

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ELECTION OF DIRECTORS—NOMINEES

Paul C. Varga Director since 2003 Age 51 Committees: » Executive

A 28-year employee of Brown-Forman. Company Chairman since 2007; Chief Executive Officer since 2005; President and Chief Executive Officer of Brown-Forman Beverages (a division of Brown-Forman) from 2003 to 2005; Global Chief Marketing Officer for Brown-Forman Spirits from 2000 to 2003.

QUALIFICATIONS AND SKILLS: In-depth knowledge of the Company’s business, operations, and strategy; extensive knowledge of the beverage alcohol industry; sales and marketing expertise; financial expertise; and strategic thinking, leadership, management, consensus-building, and communication skills.

OTHER DIRECTORSHIPS: Macy’s, Inc., since 2012.

James S. Welch, Jr. Director since 2007 Age 56 Committees: » Executive

A 26-year employee of Brown-Forman. Company Vice Chairman, Executive Director of Corporate and Civic Affairs since 2015; Vice Chairman, Executive Director of Corporate Affairs, Strategy, and Diversity from 2012 to 2015; Vice Chairman, Executive Director of Corporate Affairs, Strategy, Diversity, and Human Resources from 2007 to 2012; Vice Chairman, Executive Director of Corporate Strategy and Human Resources from 2003 to 2007; Senior Vice President and Executive Director of Human Resources from 1999 to 2003.

QUALIFICATIONS AND SKILLS: Extensive leadership, management, and operational experience gained during his tenure as a Company employee, as well as experience with corporate strategy, organizational effectiveness, and public affairs. In addition, Mr. Welch is actively involved in leadership roles on local civic boards.

Family Relationships. No family relationship—first cousin or closer—exists between any two directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer, except that Geo. Garvin Brown IV is the nephew of Dace Brown Stubbs, and Martin S. Brown, Jr., Stuart R. Brown, and Augusta Brown Holland are first cousins.

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DIRECTOR COMPENSATION

OVERVIEW

Our directors serve one-year terms that begin with their election at an Annual Meeting and end immediately upon the election of directors at the next year’s Annual Meeting (a period we refer to as a “Board Year” for director compensation purposes).

Our non-employee director compensation consists of an annual retainer, a Lead Independent Director retainer, committee member retainers, committee chair retainers, and meeting fees. To align the interests of our non-employee directors with those of our stockholders, our non-employee directors receive their Board retainers in a combination of cash and equity. Non-employee directors receive meeting fees only if they attend more than eight meetings (Board), ten meetings (Audit Committee), or six meetings (Compensation Committee and Corporate Governance and Nominating Committee). The Compensation Committee believes that this structure appropriately reflects the importance of directors’ active participation at Board and committee meetings.

Director Compensation Structure

Pay Element		Amount
Lead Independent Director Retainer		$30,000
Paid in six installments over the Board Year.
Board Retainer		$175,000 total

Directors may elect to receive their cash retainer in equity.

Directors who have satisfied our stock ownership guidelines

may elect to receive up to 100% of the retainer in cash,

including the equity retainer.

		» $65,000 cash » $110,000 equity (deferred stock units)

Meeting Fees		No fee is paid unless the director attends more than eight meetings (Board).
No meeting fees were paid for the 2015 Board Year.

		No fee is paid unless the director attends more than ten meetings (Audit) or six meetings (Compensation and Corporate Governance & Nominating).
Committee Member Retainers	Audit	$25,000
Paid in six installments over the Board Year.	Compensation	$17,500
	Corporate Governance & Nominating	$15,000
Committee Chair Retainers		$20,000
(Audit, Compensation, and Corporate Governance and Nominating)
Paid in six installments over the Board Year. If a director chairs more than one committee, he or she will receive multiple chair retainers.

Deferred Stock Units

Our Deferred Stock Unit (DSU) program for non-employee directors allows us to issue both Class A common DSUs and Class B common DSUs. Each DSU represents the right to receive one share of the Company’s Class A or B common stock, based on the closing price of the shares on the date the award is made. After a non-employee director’s Board service ends, his or her DSUs are paid out in shares of Class A or Class B common stock following a six-month waiting period. Directors may elect to receive this distribution either in a single lump sum or in ten equal annual installments.

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DIRECTOR COMPENSATION—OVERVIEW

On each dividend payment date, non-employee directors who hold DSUs are credited with additional DSUs equivalent to the cash dividends on the number of shares represented by the DSUs they held on the record date for that dividend. These dividend credits are calculated based on the market value of the Class A or Class B common stock as of the dividend payment date.

If a director’s Board service ends during a Board Year, the DSUs attributable to the remainder of that Board Year, and any corresponding dividend-equivalent DSUs, do not vest and are forfeited.

Employee Directors

In addition to his regular compensation as a Brown-Forman employee, we separately paid Geo. Garvin Brown IV $145,000 per year for his service as Chairman of the Board. Beginning in fiscal 2013, the value of this payment was included in Mr. Brown’s target long-term incentive compensation. Otherwise, we do not pay our employee directors (Paul C. Varga and James S. Welch, Jr.) for serving on our Board, any of its committees, or on the boards or equivalent bodies of any of our subsidiaries. For additional information on Geo. Garvin Brown IV’s compensation as a Brown-Forman employee, please see the “Certain Relationships and Related Transactions” section, which begins on page 58.

Stock Ownership Guideline

Our stock ownership guideline for non-employee directors is equal to five times the value of the annual board retainer (with a current guideline of $875,000). When considering whether a non-employee director has satisfied the stock ownership guideline, the Compensation Committee includes DSUs as well as Class A or Class B common stock held directly. The value of any unexercised stock-settled stock appreciation rights (SSARs) is not included. Any non-employee director who has not yet met the stock ownership guideline will receive at least 60% of his or her annual equity board retainer in DSUs.

Expense Reimbursement

We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors. We provide a travel stipend of $3,000 per meeting to directors who must travel to Board meetings from outside the United States.

Continuing Education Allowance

The Company covers the cost, up to $10,000 per director per Board Year, of continuing education programs to support our directors’ efforts to remain current on best practices in board governance, industry matters, or other business topics relevant to their board service.

Events

We occasionally invite our directors and their spouses to certain events, including strategy retreats, retirement celebrations, award dinners, and similar events. We believe these occasions provide valuable opportunities for our directors to establish and develop relationships with our senior executives, long-term stockholders, employees, and each other, furthering our objective of having a strong and cohesive Board.

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DIRECTOR COMPENSATION—FISCAL 2015 DIRECTOR COMPENSATION

FISCAL 2015 DIRECTOR COMPENSATION

The following table shows the compensation we paid to our non-employee directors for their service in fiscal 2015.

Fiscal 2015 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	DSU Awards (2) (3)	All Other Compensation	Total
Joan C. Lordi Amble	$85,750	$175,000	—	$260,750
Patrick Bousquet-Chavanne	75,500	175,000	—	250,500
Martin S. Brown, Jr.	180,000	—	—	180,000
Bruce L. Byrnes	125,000	110,000	—	235,000
John D. Cook	111,250	175,000	—	286,250
Sandra A. Frazier	180,000	—	—	180,000
Michael J. Roney	28,500	175,000	—	203,500
Dace Brown Stubbs	92,500	87,500	—	180,000
Michael A. Todman	11,651	175,000	—	186,651

(1)	Amounts in this column reflect fees earned during fiscal 2015 and include: annual Board retainer, if paid in cash; Lead Independent Director fee; annual committee chair and committee member retainers; and any Board and committee meeting fees.
(2)	DSUs represent the right to receive one share of Class A or Class B common stock, and are determined by dividing the cash value of the compensation being paid in DSUs by the closing price of Class A or Class B common stock on the date of grant. DSU awards for the 2015 Board Year were granted on July 24, 2014. The closing prices of our Class A and Class B common stock on that date were $90.25 and $91.97, respectively. On dividend payment dates, outstanding DSUs are credited with dividend-equivalent DSUs. For the 2015 Board Year, Ms. Amble, Mr. Bousquet-Chavanne, Mr. Cook, Mr. Roney, and Mr. Todman elected to receive their full Board retainer in DSUs.
(3)	The aggregate number of SSARs and DSUs outstanding for each of our non-employee directors as of April 30, 2015 is set forth below. All SSARs shown are fully vested and exercisable. Annual grants of DSUs vest over the course of the Board Year.

Name	DSUs Outstanding Class A as of April 30, 2015	DSUs Outstanding Class B as of April 30, 2015	Class B SSAR / Options Outstanding as of April 30, 2015
Joan C. Lordi Amble	3,412	2,297	—
Patrick Bousquet-Chavanne	4,380	5,117	47,045
Martin S. Brown, Jr.	—	1,709	23,053
Bruce L. Byrnes	2,684	3,321	—
John D. Cook	4,380	5,117	21,752
Sandra A. Frazier	—	1,709	23,053
Michael J. Roney	2,499	—	—
Dace Brown Stubbs	2,190	3,413	23,053
Michael A. Todman	1,959	—	—

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COMPENSATION DISCUSSION AND ANALYSIS

This section describes our executive compensation philosophy, objectives and programs, decisions of the Compensation Committee (Committee) regarding the compensation of our Named Executive Officers, or “NEOs,” and the factors that contributed to those decisions. For fiscal 2015, our NEOs were:

Name	Title
Paul C. Varga	Company Chairman and Chief Executive Officer
Jane C. Morreau	Executive Vice President and Chief Financial Officer
James S. Welch, Jr.	Company Vice Chairman, Executive Director of Corporate and Civic Affairs
Mark I. McCallum	Executive Vice President, President Jack Daniel’s Brands
Jill A. Jones	Executive Vice President, President North America and Latin America Regions, IMEA and GTR

EXECUTIVE SUMMARY

Pay for Performance

We believe in pay for performance, and we aim to achieve this objective primarily through our short-term and long-term incentive programs. These programs use performance metrics to compare our performance relative to that of our peers. We prioritize the use of peer metrics in our incentive plans because we believe that focusing on external measures rather than internal goals:

»	is the clearest way to demonstrate the value we provide for our stockholders;
»	ensures that we hold ourselves to a performance standard that is as objective as possible;
»	reinforces a competitive and innovative mindset among our leadership; and
»	ensures that incentive payments are appropriate.

We believe that the best reflection of the value that our NEOs bring to the Company is the return provided to our stockholders relative to the returns of other companies within our industry.

In this respect, our long-term performance has outperformed both companies within our industry as well as the broader S&P 500, as shown in the chart below:

Brown-Forman Total Shareholder Return vs. Earnings Per Share vs. CEO Total Compensation Growth (1)	Total Shareholder Return (TSR): Brown-Forman vs. Industry vs. S&P 500 (2)

(1)	Compares total shareholder return of Brown-Forman Class B common stock and diluted earnings per share (percent growth over prior fiscal year) with the increase in Mr. Varga’s total compensation (percent growth over prior fiscal year), which includes base salary, stock appreciation rights, non-equity compensation, and all other compensation as reported in the Fiscal 2015 Summary Compensation Table on page 39. Performance-adjusted restricted stock award value is shown as reported at the end of the applicable three-year performance period. Mr. Varga’s July 25, 2013 special one-time restricted stock award and change in pension values are excluded.
(2)	Represents the average annual growth rate of TSR. Industry total shareholder return is based on an average of comparable companies within the distilled spirits industry.

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COMPENSATION DISCUSSION AND ANALYSIS—EXECUTIVE SUMMARY

As a result of a review conducted during fiscal 2015, the Committee found that total target direct compensation for our CEO and other NEOs was below the market median with the exception of Mr. Welch. Based on this review, we believe that our executive compensation program delivers exceptional value to our stockholders, particularly in light of the combination of strong returns accompanied by best-in-class financial performance by the Company and its management team over multiple years.

Performance-Based Payouts for Fiscal 2015

Brown-Forman delivered strong performance in fiscal 2015 with payouts reflecting the alignment of executive pay with company performance:

CASH INCENTIVES

»	We reported 9.4% growth in underlying operating income(1), above our target of 6%. As a result, the Company performance measure of the short-term cash incentives paid out at 157% of target.
»	Our long-term cash incentive measures the three-year performance of our absolute underlying operating income (40% weighting), our relative underlying operating income compared to industry peers (40% weighting), and the achievement of key long-term strategic objectives in our B-F 150 corporate strategy (20% weighting). Our performance on these measures for fiscal 2013-2015 resulted in a payout of 169% of target.

EQUITY-BASED INCENTIVES

We use equity-based incentive compensation as a means of aligning the long-term economic interests of our executives with those of our stockholders. We offer our NEOs two types of equity-based incentives: performance-based restricted Class A common stock and stock appreciation rights settled in shares of Class B common stock.

»	Performance-based restricted stock awards for the fiscal 2013-2015 performance period were converted into restricted shares shortly after the conclusion of fiscal 2015. The conversion was based on the cumulative total shareholder return of our Class B common stock compared to that of the companies constituting the Standard & Poor’s (S&P) Consumer Staples Index. Our relative performance was at the 64th percentile, resulting in performance at 118% of target.
»	Payouts of our stock-settled stock appreciation rights are determined by the increase of our Class B stock price above the awards’ stated grant price. Please see pages 42-43 for a list of outstanding stock-settled stock appreciation rights for each NEO.

Advisory Votes on Executive Compensation

At our 2014 Annual Meeting, our stockholders voiced overwhelming support for the compensation of our NEOs, with more than 99% of the votes cast approving the advisory “say-on-pay” resolution. The Committee considered the results of this vote as one factor in its executive compensation decisions for fiscal 2015, and did not make any changes to the executive compensation program as a result of the say-on-pay vote. Following the expressed preference of our stockholders, the Committee will conduct future advisory votes on executive compensation every three years, but reserves the right to conduct votes more frequently in order to seek additional feedback from stockholders.

(1)	“Underlying operating income” is equivalent to “depletion-based operating income” and is not derived in accordance with GAAP. The reasons for the Company’s use of this measure are presented in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the heading “Non-GAAP Financial Measures,” in our Annual Report on Form 10-K for fiscal 2015.

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COMPENSATION DISCUSSION AND ANALYSIS—OVERVIEW OF OUR COMPENSATION PROGRAM

OVERVIEW OF OUR COMPENSATION PROGRAM

Compensation Objectives and Principles

The objective of our executive compensation program is to attract, motivate, reward, and retain a diverse team of talented executives who will lead the Company to produce sustainable and superior long-term value for our stockholders.

Our perspective on executive compensation is informed by our history. As we are a family-controlled company, members of the Brown family historically served as our senior leadership, and their compensation was modest by competitive standards. This was not a major concern given their significant stock holdings, as increases in the value of Brown-Forman’s stock and the payment of dividends were considered to be the most important forms of compensation for Brown family members.

In recent years, however, employees other than Brown family members have more frequently held our most senior executive positions, and all of our current NEOs are from outside the Brown family. The stockholdings of our non-Brown family executives are not as substantial and, therefore, have required the continued evolution of our compensation structure to better reflect the competitive landscape for executive talent.

Our compensation programs remain focused on creating long-term value, reinforcing financial accountability, and delivering outstanding operational performance that drives sustained performance of Brown-Forman’s stock.

Measuring Performance

To measure our financial performance, we use a metric called “underlying depletion-based operating income”, which is equivalent to “underlying operating income” and is determined by adjusting GAAP operating income for the effect of foreign currency changes, the effect of estimated net changes in distributor inventories for our brands, and certain other items that we believe do not reflect the underlying performance of our business. Despite using these two terms interchangeably within our plans, all references herein will be to “underlying operating income”. The Committee believes that the most relevant measures of our performance are:

»	strong and sustained growth in underlying operating income, both on an absolute basis and relative to our industry peers,
»	our three-year total shareholder return, relative to the S&P Consumer Staples Index, and
»	continued progress against the Company’s strategic long-term ambitions.

Performance Metrics for Brown-Forman Incentive Plans

Performance-Based Component	Performance Measures(1)
Short-Term Cash Incentive	» 80% Weighting: Underlying operating income growth relative to predicted growth among industry peers » 20% Weighting: Individual performance
Long-Term Cash Incentive

»   40% Weighting: Underlying operating income growth compared to sustained growth of 8%

»   40% Weighting: Underlying operating income growth compared to industry peers

»   20% Weighting: Progress towards the Company’s long-term strategic goals

Performance-Based Restricted Stock	Total shareholder return relative to S&P Consumer Staples Index
Stock Appreciation Rights	Stock price growth above grant price

(1)	“Underlying operating income” is equivalent to “depletion-based operating income” and is not derived in accordance with GAAP. The reasons for the Company’s use of this measure are presented in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the heading “Non-GAAP Financial Measures,” in our Annual Report on Form 10-K for fiscal 2015.

Competitive Compensation

We aspire to provide target compensation for our NEOs that approximates median target compensation observed among similar positions at companies we consider to be competitors for senior executive talent. We believe that by providing strong, competitive target compensation aligned to performance, we enhance our ability to secure the right executive leadership for our Company.

To ensure that we meet this objective, the Committee reviews and compares Brown-Forman’s compensation practices to those of a group of high-performing, brand-building consumer products companies with similar financial characteristics. During fiscal 2015, the Committee reviewed and revised this group of companies to ensure continued alignment with the characteristics of Brown-Forman. These updates are described on page 28.

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COMPENSATION DISCUSSION AND ANALYSIS—THE ROLE OF OUR COMPENSATION COMMITTEE

Sound Pay Practices

We avoid certain pay practices that we believe do not support the objectives of our executive compensation program or our culture. We do not offer our NEOs employment agreements, cash payments not linked to performance (other than salary and holiday bonus), tax gross-ups, excessive perquisites, or severance and/or change in control agreements. We have adopted an Incentive Compensation Recoupment Policy that permits the Company to seek recovery of incentive compensation paid or awarded in the event of a financial restatement due to material noncompliance with financial reporting requirements or the discovery of an error in the calculation of the incentive compensation that was awarded or paid.

Each year we conduct an assessment and evaluation of potential compensation-related risks. Based upon this year’s review, the Company and the Committee concluded that our compensation policies and practices do not create any risk that is reasonably likely to have a material adverse effect on the Company. This is consistent with our findings in prior fiscal years.

Compensation Elements

Principal elements of compensation for our NEOs include:

»	base salary (including holiday bonus);
»	short-term (one-year) cash incentive compensation;
»	long-term (three-year) cash incentive compensation;
»	long-term equity incentive compensation (including stock-settled stock appreciation rights and performance-based restricted stock);
»	benefits and limited perquisites that are generally available to all senior executives; and
»	retirement benefits and a limited number of other post-employment compensation and benefits.

Our company vision is “Building Forever,” which reflects our long-term perspective and desire to remain a strong, independent company indefinitely. We aim to “enrich the experience of life by responsibly building beverage alcohol brands, in our own way, that thrive and endure for generations.” We have identified specific strategic ambitions that support our mission and vision as they represent objectives we believe are necessary to position our enterprise for success in the year 2020, coinciding with our 150th anniversary. These priorities include:

»    Building brands and businesses that create stockholder value;

»    Keeping Jack Daniel’s Tennessee Whiskey strong, healthy, and relevant to consumers worldwide;

»    Continuing to be the global leader in American whiskey;

»    Growing our Finlandia and Herradura portfolio;

»    Growing our business in the United States, our largest market;

»    Growing our non-U.S. developed and emerging markets;

»    Engaging our stockholders, including our controlling family stockholders;

»    Pursuing well-balanced capital deployment strategies; and

»    Being responsible in everything we do.

We believe that our executive compensation program enhances our ability to achieve these priorities in a manner that is aligned with our vision, mission, and values.

THE ROLE OF OUR COMPENSATION COMMITTEE
The Compensation Committee of our Board serves a critical role in our compensation governance process by providing independent oversight and thought leadership on executive compensation and its relationship to company performance. The Committee focuses on the establishment of performance objectives and the correlation between pay and performance when viewed against industry competitors. With the assistance of its independent compensation consultant, FWC, the Committee establishes compensation for our NEOs and certain other executive officers and helps the Board to fulfill its duties relating to the compensation of our directors, officers, and employees. The Committee also has the sole authority, on behalf of the Board, to determine the compensation of our CEO.

The Committee is composed of three independent directors, Messrs. Bousquet-Chavanne (Chair), Cook, and Roney. Each member of the Committee qualifies as an independent director under NYSE listing standards (including the NYSE’s heightened independence standards for Compensation Committee members of non-controlled companies), a non-

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COMPENSATION DISCUSSION AND ANALYSIS—TARGET COMPENSATION

employee director under SEC rules, and an outside director under regulations adopted pursuant to Section 162 of the Internal Revenue Code.

The Committee’s deliberations and decisions are informed by the diverse experiences of its members, input from certain members of our management team, advice from FWC, and access to functional experts in our human resources department.

As the Committee’s independent compensation advisor, FWC reports directly to the Committee and attends Committee meetings as requested. FWC provides the Committee with information on external compensation trends and advises it regarding the compensation of the CEO and other NEOs, and reviews this Compensation Discussion and Analysis. In addition, FWC provides independent advice to the Board on director remuneration, confidentially compiles responses from directors to annual questionnaires on Board and committee effectiveness, and acts as the Committee’s agent in working with Company management on matters that fall within the Committee’s purview. FWC provides no other services to the Company or its management.

In accordance with SEC and NYSE requirements, the Committee has reviewed the independence of FWC and determined that no conflict exists that would compromise the independence of the advice provided by FWC.

TARGET COMPENSATION

How We Set Target Compensation for Our NEOs

We apply a customized approach to determine the target compensation of each NEO. We take into account each NEO’s role, the value of the role in the labor market, and factors specific to each NEO as an individual. These individual factors include tenure with the Company, mastery of current role, potential to move into expanded roles, current performance, scarcity of skill sets, retention risk, fit with our culture, career experience, and internal pay equity. We find that this customized approach leads to a more effective pay program than an approach that considers only external labor market data.

To ensure that our pay is competitive, we compare NEO compensation with compensation for executives in similar positions within a comparator group of high-performing, brand-building consumer products companies with financial characteristics similar to Brown-Forman’s. FWC prepares the market analysis comparing the target value of each element of compensation for Brown-Forman’s NEOs to those of the comparator group. This analysis produces a range of market-competitive levels of target compensation as one factor for consideration in determining base salaries and target incentive compensation for our NEOs.

In setting and evaluating target compensation, we use “total direct compensation,” which consists of salary, holiday bonus, short-term incentives, and long-term incentives. While we do not set target compensation to meet specific benchmarks—such as salaries “above the median” or equity compensation “at the 75th percentile”—we do focus on the median of the comparator group as a guide to appropriate target pay ranges for our NEOs.

With respect to determining the pay elements that make up each NEO’s target compensation, we begin by reviewing a preferred “pro forma” mix of pay developed and recommended by FWC. Our goal, independent of prevalent market practice, is to have a pay mix that makes sense from an internal perspective and supports our goal of promoting shareholder value creation.

Brown-Forman NEO Pay Mix vs. Compensation Comparator Group

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COMPENSATION DISCUSSION AND ANALYSIS—AWARDS AND PAYOUTS IN FISCAL 2015: FIXED AND SHORT-TERM COMPENSATION

During fiscal 2015, the Committee reviewed and revised our comparator group of companies to ensure continued alignment with the characteristics of Brown-Forman. The 2015 compensation comparator group was updated from fiscal 2014 as follows: (1) the removal of Campbell Soup Co., Clorox Co., and Coach Inc.; and (2) the addition of Campari S.p.A., Pernod Ricard SA, Remy Cointreau SA, The Hain Celestial Group, Inc., and The WhiteWave Foods Company. In addition, Beam Inc. was later removed due to being acquired in 2015.

Campari S.p.A.	Energizer Holdings Inc.	lululemon athletica inc.	Remy Cointreau SA
Church & Dwight Co., Inc.	Harley Davidson Inc.	McCormick & Co., Inc.	The Hain Celestial Group, Inc.
Constellation Brands, Inc.	Hershey Co.	Mead Johnson Nutrition Co.	The WhiteWave Foods Company
Diageo Plc.	J.M. Smucker Co.	Molson Coors Brewing Co.
Dr. Pepper Snapple Group, Inc.	Keurig Green Mountain Inc.	Monster Beverage Corp.
	Lorillard, Inc.	Pernod Ricard SA

Target Total Direct Compensation for Fiscal 2015

The chart below shows the annualized target total direct compensation (TTDC) for each of our NEOs in fiscal 2015 versus fiscal 2014 and the percentage increase.

Fiscal 2015 versus Fiscal 2014 NEO Target Total Direct Compensation

(1)	Salary and holiday bonus are based on the one-year period beginning on August 1 (generally the effective date of base salary increases). Other compensation elements are based on our fiscal year beginning May 1. Any change to compensation during the year is prorated.
(2)	In fiscal 2014, Mr. Varga was awarded a special restricted stock grant of 67,513 shares at a grant date fair value of $5,000,013. The grant is not part of TTDC for fiscal 2014 and is therefore excluded from the above table.

AWARDS AND PAYOUTS IN FISCAL 2015:

FIXED AND SHORT-TERM COMPENSATION

Fixed Compensation

Base salary. Salaries are typically adjusted each August following the completion of our performance management cycle. However, an NEO’s salary may be adjusted during the fiscal year if he or she experiences a change in role and responsibility. For example, Ms. Jones’s base salary was increased by $50,000 effective February 1, 2015, due to her expanded role and increased level of responsibility.

Holiday bonus. One of our longstanding traditions is to offer a majority of our employees a lump sum cash bonus during the holiday season. Our intent is to promote continued service with the Company and to recognize our employees at a time when they are engaged in celebrations and gift-giving. Our NEOs participate in this tradition as well. The holiday bonus, which we consider to be part of base salary, is guaranteed and based solely on the employee’s length of service to the Company.

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COMPENSATION DISCUSSION AND ANALYSIS—AWARDS AND PAYOUTS IN FISCAL 2015: FIXED AND SHORT-TERM COMPENSATION

The table below shows the total amount of fixed compensation that each of our NEOs received in fiscal 2015.

Fixed Compensation for 2015 (1)

Name	Amount
Paul C. Varga	$1,128,370
Jane C. Morreau	544,601
James S. Welch, Jr.	604,186
Mark I. McCallum	621,270
Jill A. Jones	529,600

(1)	Reflects fiscal year fixed compensation from May 1, 2014 to April 30, 2015.

Short-Term Incentive Compensation

Our NEOs participate in a short-term (annual) cash incentive opportunity. Payouts are dependent on the achievement of certain performance goals for the Company and the individual during the fiscal year.

For fiscal 2015, 80% of the target award was tied to Company performance and 20% was tied to individual performance. We believe that basing the majority of short-term incentive awards for NEOs on Company performance appropriately reflects the collective accountability of our most senior executives for the performance of the enterprise. We also believe that basing a lesser but meaningful portion of the short-term incentive on individual performance provides flexibility to differentiate awards among NEOs based on their individual achievements during the year.

Both the corporate and individual portions of our short-term incentive compensation are subject to an adjustment factor of 0% to 200% based on performance against the relevant criteria. After adjustment, the two components are added together to determine the total short-term incentive payment. Therefore, the total value of short-term incentives may vary between 0% and 200% of target, a range we believe to be sufficient to recognize our varying levels of performance while not encouraging excessive risk-taking.

Company Performance (80% of Target Award)

For fiscal 2015, the Company performance goal for the NEOs (and other participants in the short-term incentive compensation plan) was based on the Company’s underlying operating income growth. In establishing this goal, the primary consideration was how we expected our industry competitors to perform on this metric, as it is our goal to consistently and sustainably outperform our industry peers. We also considered our historical underlying operating income growth trends and outlook for fiscal 2015 performance.

The Committee determined that, for purposes of the short-term incentive compensation plan, the Company achieved underlying operating income of $1,064 million for fiscal 2015. (On an as-reported basis, fiscal 2015 operating income was $1,027 million.) This resulted in a payout of 157% of target.

The fiscal 2015 short-term performance goal, our actual performance, and the resulting payout are shown in the chart below:

Fiscal 2015 Short-Term Incentive Compensation Performance Goal (in $MM)

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COMPENSATION DISCUSSION AND ANALYSIS—AWARDS AND PAYOUTS IN FISCAL 2015: FIXED AND SHORT-TERM COMPENSATION

Individual Performance (20% of Target Award)

For fiscal 2015, individual performance objectives for the NEOs consisted of qualitative and quantitative goals that support the achievement of our strategic priorities. Final individual scores were adjusted to ensure a weighted average reflecting overall Company performance, as we believe the performance of our Company is a reflection of the performance of our people. Payout levels for the individual portion of the short-term incentive are based on the following guidelines for aligning performance and compensation:

Performance	Payout as a Percentage of Target
Superior	176%–200%
Above Target	126%–175%
On Target	76%–125%
Below Target	Up to 75%
Immediate Improvement Required	No incentive paid

Fiscal 2015 Individual Performance Objectives for the NEOs. For fiscal 2015, individual performance objectives for our NEOs included those described below. (Objectives for Mr. Varga were established by the Compensation Committee.) In addition to these objectives, which primarily emphasize individual job responsibilities, all NEOs shared three areas of evaluation: individual diversity leadership, development of profit-driving ideas, and overall contributions to Brown-Forman as a senior leader.

»	Paul C. Varga. Objectives pertaining to the Company’s performance in relation to our annual plan, our strategic development and positioning, the ongoing development of our leadership team, and effective communication with our Board and external stakeholders.
»	Jane C. Morreau. Development of talent in the finance and IT organizations, implementation of certain B-F 150 strategies, leading finance role in financial controls, oversight, compliance, and reporting efficiencies and development and implementation of a strategic tax plan.
»	James S. Welch, Jr.. Leading our B-F 150 corporate strategy process, civic leadership on behalf of the Company, leading our social responsibility efforts encompassing both alcohol responsibility and environmental strategy, and leading our efforts to continually improve the diversity and inclusion of our workforce and suppliers.
»	Mark I. McCallum. Leading regional performance (including India, China, and Russia), talent development of our regional teams and organizations, and assisting with our regional compliance efforts.
»	Jill A. Jones. Regional performance and leadership of our North America and Latin America regions, partnering with other leaders to develop brand and regional strategies, driving talent and organizational development, and assisting with the Company’s compliance efforts throughout the regions.

Please see the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2015 Summary Compensation Table on page 39 for the amounts paid to NEOs in short-term incentive compensation for fiscal 2015.

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COMPENSATION DISCUSSION AND ANALYSIS—AWARDS AND PAYOUTS IN FISCAL 2015: LONG-TERM COMPENSATION

AWARDS AND PAYOUTS IN FISCAL 2015: LONG-TERM COMPENSATION

Long-term incentives are the most important and largest portion of our NEOs’ target compensation. They are intended to focus the efforts of our executives on our long-range strategic goals, including sustainable growth and performance of our brands and superior returns to our stockholders. They also serve as a strong retention incentive and enhance the alignment of our executives’ interests with those of our stockholders by building equity ownership.

In order to encourage balanced performance to create sustainable value for stockholders, we structure our long-term incentives as follows:

»	25% of target: in the form of a performance-based cash incentive;
»	25% of target: in the form of performance-based restricted stock;
»	25% of target: in the form of stock-settled stock appreciation rights; and
»	25% of target: in the form of any combination of the above, based on the NEO’s preference, subject to Compensation Committee discretion.

In taking this tailored approach to the allocation of long-term incentives, our aim is to align our NEOs’ financial incentives to the Company’s long-term performance objectives while also delivering compensation that has the highest perceived value for each individual NEO.

The Compensation Committee initially determines the target dollar value of the total long-term incentive award for each NEO. With respect to the flexible 25% portion of the award, the Committee has discretion to allocate this portion in any manner it chooses. Traditionally, however, it has chosen to follow the individual preferences expressed by our NEOs.

Long-Term Performance-Based Cash Incentive

We provide our NEOs with an opportunity to earn a cash-based incentive award that is linked to the Company’s achievement of long-term performance goals. The graphic below shows how we tie this incentive to our goals.

Long-Term Cash Incentives Formula

To calculate the final payout percentage, we:

1.  Assess performance under the three metrics below(1) and calculate a payout percentage for each metric (percentages are based on a pre-established scale).

2.  Weight these payout percentages using the weightings shown below.

3.  Add the three weighted percentages to arrive at the final payout percentage.

4.  Multiply each NEO’s target award by the final payout percentage.

40% weighting	Sustained Financial Performance Metric: Underlying operating income growth over the prior three fiscal years

40% weighting

Relative Financial Performance

Metric: Underlying operating income growth over the prior fiscal year vs. weighted average underlying operating income growth of industry peers over the prior three fiscal years

If the weighted average growth for the industry is negative in a particular year, the Committee will exercise judgment in determining the payout level.

20% weighting

B-F 150 Scorecard Progress

Metric: Performance vs. B-F 150 Scorecard

Company performance is measured based on strategic initiatives as determined by the Committee over the three-year performance period.

Payout Range of 0–200% of Target

(1)	See page 25 for additional information on our use of the underlying operating income metric.

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COMPENSATION DISCUSSION AND ANALYSIS—AWARDS AND PAYOUTS IN FISCAL 2015: LONG-TERM COMPENSATION

Awards Granted in Fiscal 2015 (for the Fiscal 2015-2017 Performance Period)

Long-term cash incentives granted in fiscal 2015 have a three-year performance period and will be paid shortly following the completion of fiscal 2017. The table below shows the target awards granted to each NEO in fiscal 2015.

Target Long-Term Cash Awards for Fiscal 2015-2017 Performance Period

Name	Amount
Paul C. Varga	$1,400,000
Jane C. Morreau	264,000
James S. Welch, Jr.	300,000
Mark I. McCallum	283,195
Jill A. Jones	247,909

Consistent with the awards granted in fiscal 2014, our fiscal 2015 long-term cash awards employ the metrics that took effect beginning with our fiscal 2013 awards.

Below are the performance objectives for fiscal years 2015-2017:

Underlying operating income growth over the prior fiscal year	Threshold performance: 3% growth (no payout) Target performance: 8% growth (100% payout) Maximum performance: 13% growth (200% payout)
Underlying operating income growth over the prior fiscal year vs. weighted underlying operating income growth of industry peers over the prior fiscal year

Threshold performance: 0% growth (no payout)

Target performance: B-F growth equals weighted average growth observed among the industry peers (100% payout)

Maximum performance: B-F growth equals twice the weighted average growth observed among the industry peers (200% payout)

Performance vs. B-F 150 Scorecard

Scorecard is based on five equally weighted performance categories:

1.  Growth within the U.S.

2.  Growth outside the U.S.

3.  Growth of the Jack Daniel’s family of brands

4.  Growth of our other brands

5.  Other strategic initiatives as determined by the Committee

We believe these measures form a strong link between incentive compensation paid and the achievement of our B-F 150 strategic priorities.

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COMPENSATION DISCUSSION AND ANALYSIS—AWARDS AND PAYOUTS IN FISCAL 2015: LONG-TERM COMPENSATION

Awards Earned in Fiscal 2015 (for the Fiscal 2013—2015 Performance Period)

Our long-term cash awards for the three-year performance period beginning in fiscal 2013 were paid out after fiscal 2015 ended. Based on our performance, the payout was 169% of the target award, calculated as shown in the graphic below:

Actual Performance and Payout for Fiscal 2013-2015 Performance Period

We believe that this payout scale strongly aligns incentive compensation with the achievement of our strategic goals.

The table below shows the long-term cash award that each NEO earned in fiscal 2015 based on the 169% payout determined using the methodology described above.

Long-Term Cash Awards Paid for Fiscal 2013-2015 Performance Period

Name	Amount
Paul C. Varga	$1,951,950
Jane C. Morreau	375,128
James S. Welch, Jr.	365,040
Mark I. McCallum	321,100
Jill A. Jones	429,156

Performance-Based Restricted Stock

We award our NEOs and certain other executives with shares of Class A common stock through our performance-based restricted stock awards. Unless otherwise determined by the Committee, performance-based restricted stock awards are granted on the date of the Company’s Annual Meeting of Stockholders, typically held in late July.

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COMPENSATION DISCUSSION AND ANALYSIS—AWARDS AND PAYOUTS IN FISCAL 2015: LONG-TERM COMPENSATION

Awards Granted in Fiscal 2015 (for the Fiscal 2015-2017 Performance Period)

Performance-based restricted stock awards granted in fiscal 2015 have a three-year performance period. These awards are initially expressed as a dollar value. Following the performance period, this target dollar value is converted to shares that are subject to an additional one-year vesting period, subject to certain events that may cause the award to vest earlier.

Target Performance-Based Stock Restricted Stock Awards for Fiscal 2015-2017 Performance Period

Name	Amount
Paul C. Varga	$1,400,000
Jane C. Morreau	272,000
James S. Welch, Jr.	187,500
Mark I. McCallum	268,950
Jill A. Jones	234,500

Performance-based restricted stock grants made to our NEOs in fiscal 2015 employ the metrics that took effect beginning with our fiscal 2013 awards. Performance will be measured by comparing the three-year cumulative total shareholder return of Brown-Forman’s Class B common stock with the three-year cumulative total shareholder return of the companies in the S&P Consumer Staples Index. The payout scale is shown below.

Performance-Based Restricted Stock Awards:
Payout Scale and Potential Payouts for Fiscal 2015-2017 Performance Period

Payoutsfor performance between threshold and target and between target and maximum will be interpolated using a straight-line method. In calculating total shareholder return, we look at the average closing stock prices over the sixty trading days preceding the performance period and the final sixty trading days of the performance period. The companies used for the performance comparison will be those that constitute the S&P Consumer Staples Index at the end of the performance period.

Performance-Based Restricted Stock Awards Earned in Fiscal 2015

(for the Fiscal 2013-2015 Performance Period)

Performance-based restricted stock awards for the fiscal 2013-2015 performance period were subject to a three-year performance period followed by a one-year restriction period. Under the metrics we implemented in fiscal 2013, performance was measured by comparing the three-year cumulative total shareholder return of Brown-Forman’s Class B common stock with the three-year cumulative total shareholder return of the companies that constituted the S&P Consumer Staples Index when the performance period ended (as of April 30, 2015, as set forth above). Vesting of the performance-adjusted stock award earned in fiscal 2015 will occur after the one-year restriction period, i.e., April 30, 2016, subject to certain events that may cause the award to vest earlier.

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COMPENSATION DISCUSSION AND ANALYSIS—AWARDS AND PAYOUTS IN FISCAL 2015 LONG-TERM COMPENSATION

The S&P Consumer Staples Index consisted of the following companies as of April 30, 2015:

Atria Group Inc.	CVS Health Corp.	Kraft Foods Group Inc.	Procter & Gamble Co.
Archer Daniels Midland Co.	Dr. Pepper Snapple Group Inc.	Kroger Co.	Reynolds American Inc.
Brown-Forman Corp. (Cl B)	Estee Lauder Cos.	Lorillard Inc.	Sysco Corp.
Campbell Soup Co.	General Mills Inc.	McCormick & Co. Inc.	The Coca-Cola Co.
Clorox Co.	Hershey Co.	Mead Johnson Nutrition Co.	Tyson Foods Inc.
Coca-Cola Enterprises Inc.	Hormel Foods Corp.	Molson Coors Brewing Co. (Cl B)	Wal-Mart Stores Inc.
Colgate-Palmolive Co.	J.M. Smucker Co.	Mondelēz International Inc.	Walgreens Boots Alliance Inc.
ConAgra Foods Inc.	Kellogg Co.	Monster Beverage Corp.	Whole Foods Market Inc.
Constellation Brands Inc. (Cl A)	Keurig Green Mountain Inc.	PepsiCo Inc.
Costco Wholesale Corp.	Kimberly-Clark Corp.	Philip Morris International Inc.

The Committee chose a range of payouts (50% to 150% of target) to support our goals of pay for performance and increased NEO equity ownership, while at the same time discouraging unnecessary risk-taking behavior. Based on performance over the three-year period ending in fiscal 2015, the award’s performance was 118% of target.

This performance level was used to determine the number of restricted shares issuable to our NEOs, as shown below.

Performance-Based Restricted Stock Awards:
Performance for Fiscal 2013-2015 Performance Period

Payoutsfor performance between threshold and target and between target and maximum are interpolated using a straight-line method. In calculating total shareholder return, we look at average closing stock prices over the sixty trading days preceding the performance period and the final sixty trading days of the performance period.

The resulting value was adjusted upward to account for dividends paid during the second and third years of the performance period. The number of restricted shares issued was then calculated using the closing price of Class A common shares on the date of grant (at the beginning of the three-year performance period). The Committee chose this calculation method to ensure that our NEOs remain exposed to changes in stock price and dividends issued during the performance period, consistent with the goals of our long-term incentive plan. These restricted shares were issued on June 1, 2015 and are subject to a restriction period that ends on April 30, 2016. For more information on the performance-based restricted stock awards granted during fiscal 2015, please see the Fiscal 2015 Grants of Plan-Based Awards Table and Outstanding Equity Awards at 2015 Fiscal Year End Table, set forth on pages 41 and 42, respectively.

The table below shows the number of shares of performance-based restricted stock that were issued based on the above computation.

Shares Issued for Fiscal 2013-2015 Performance Period

Name	Amount
Paul C. Varga	23,061
Jane C. Morreau	2,846
James S. Welch, Jr.	5,750
Mark I. McCallum	6,070
Jill A. Jones	2,372

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COMPENSATION DISCUSSION AND ANALYSIS—OTHER COMPENSATION ELEMENTS

Stock Appreciation Rights

We award stock-settled stock appreciation rights (SSARs) that allow our NEOs to receive the value of the appreciation of our Class B common stock between the grant date and the exercise date. Unless the Committee determines otherwise, SSARs are granted annually on the date of the Annual Meeting of Stockholders, which is typically held in late July. The number of Class B common SSARs awarded to our NEOs for fiscal 2015 was determined by dividing the dollar value of each SSAR award by the value of one SSAR (as determined by the Black-Scholes method) at the close of trading on the grant date. SSARs become exercisable on the first day of the third fiscal year following the grant date and are generally exercisable for seven fiscal years thereafter. The SSARs granted in July 2014 (for fiscal 2015) therefore become exercisable on May 1, 2017 and expire on April 30, 2024.

SSAR Grants in Fiscal 2015 (in Class B shares)

Name	SSARs Granted
Paul C. Varga	61,023
Jane C. Morreau	13,425
James S. Welch, Jr.	13,349
Mark I. McCallum	13,677
Jill A. Jones	10,222

OTHER COMPENSATION ELEMENTS

Post-Termination Compensation and Benefits

We do not have employment agreements with any of our NEOs, nor do we maintain a formal severance plan that provides for post-termination compensation or benefits.

Employee Benefits and Perquisites

We provide our NEOs with certain benefits that are available to nearly all salaried employees in the United States, including Company-paid group term life insurance equal to two times target cash compensation, travel accident insurance, Company matching contributions to a 401(k) savings plan, medical and dental plans, and a pension that grows with each additional year of service and pay. NEOs and certain other executives receive additional benefits, including a leased automobile, automobile insurance, and limited reimbursement of financial planning expenses. We purchase tickets to sporting and entertainment events for business outings with customers and suppliers. If the tickets are not used for business purposes, employees (including the NEOs) may use the tickets at no incremental cost to the Company. We believe these benefits further our goal of attracting and retaining a diverse team of talented executives. We occasionally invite the NEOs and their spouses to certain events, including retirement celebrations, award dinners, and the like. We believe these events provide valuable opportunities for our senior executives to establish and develop relationships with our directors, long-term stockholders, employees, and each other, furthering our objective of having a strong and cohesive management team. For more detail on these employee benefits, please see the “All Other Compensation” column of the Fiscal 2015 Summary Compensation Table on page 39.

Brown-Forman Corporation Non-qualified Savings Plan

We provide our NEOs and other senior executives the opportunity to defer income on a pre-tax basis to help them plan for future financial needs. This program greatly enhances the perceived value of compensation for participants at very little cost to the Company. The Brown-Forman Corporation Non-qualified Savings Plan (Savings Plan) allows our NEOs to make pre-tax deferrals of up to 50% of base salary (including holiday bonus) and up to 75% of short and long-term cash incentives. Participants in the Savings Plan may notionally invest their plan balances in mutual funds within generally the same asset classes available to participants in our qualified 401(k) savings plan. In the event a participant’s deferrals into the Savings Plan reduce the participant’s taxable compensation that would otherwise be considered 401(k)-eligible pay upon which Company matching in the 401(k) is calculated, the Company will contribute to the Savings Plan to make up for any lost match under the Company’s 401(k) plan. All deferrals to the Savings Plan, and the Company’s contributions to it, are 100% vested when made, as are any deemed earnings related to those contributions. The benefits owed under the Savings Plan will be general unsecured obligations of the Company, though the Company

36	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

COMPENSATION DISCUSSION AND ANALYSIS—COMPENSATION POLICIES AND PRACTICES

has chosen to set aside assets in a trust for the purpose of paying plan benefits. The Company is not entitled to an income tax deduction on the benefits owed under the Savings Plan until the benefits become taxable to the participants, which generally will be when the benefits are actually paid. Benefits accumulated under the Savings Plan are payable at either a participant-selected date at least two years after a contribution is made or after a participant’s termination of employment. Amounts payable after termination are payable in a lump sum six months after termination, except in the case of retirement, where the form of payment (lump sum or installments of up to 10 years) and the time of payment (up to 10 years after retirement) will be chosen by the participant. The Fiscal 2015 Non-qualified Deferred Compensation Table on page 46 contains information about NEO activity in the Savings Plan during fiscal 2015, including employee contributions, gains and losses attributable to the change in market value of the notional investments, and any payments to our NEOs.

A NOTE ON SIGNIFICANT IMPACTS BY CHANGE IN PENSION VALUE ASSUMPTIONS

Pension valuations for our executives may fluctuate greatly year over year due to a number of factors, including two key external metrics: a revised discount rate and mortality tables issued by the Society of Actuaries projecting longer life expectancies. The combination of these two factors have resulted in an average increase in pension value of 14% for our NEOs, with Mr. Varga seeing an increase in his fiscal 2015 pension value of $1,544,000 as a result of these two external metrics. While the impact of these changes in fiscal 2015 is substantial, Brown-Forman believes our retirement program aligns with our long-term perspective and desire to remain a strong, independent company indefinitely.

COMPENSATION POLICIES AND PRACTICES

Incentive Compensation Recoupment Policy

The Compensation Committee oversees our Incentive Compensation Recoupment Policy. If the Company restates its reported financial results due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws within three years after the date the results were first publicly issued or filed, or if the Company discovers an error in the calculation of any incentive compensation that was awarded or paid within the three years prior to the date of the discovery, then the Company will, at the direction of the Committee, seek to recover all or part of the incentive compensation awarded or paid to executive officers that would not have been awarded or paid based upon the restated financial results or correct incentive calculation. If the Committee determines that any executive officer engaged in fraud or intentional misconduct in connection with either a restatement of results or an error in incentive calculation, the Committee can direct the Company to seek to recover incentive compensation awarded or paid to an executive officer that would not have been awarded or paid to such an executive officer based upon the restated financial results or correct calculation for a period of six years after the date of the first public issuance or filing of such financial results or six years prior to the date of discovery of fraud or misconduct.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount of annual compensation the Company may deduct for tax purposes when paid to an NEO (other than the Chief Financial Officer) unless the compensation is “performance-based” and paid under a formal compensation plan that meets the Internal Revenue Code’s requirements. To maintain flexibility, we have no policy requiring that all NEO compensation be fully deductible, but the Committee takes this factor into account when making compensation decisions.

Compensation Risk Assessment

To determine the level of risk arising from our compensation policies and practices, we conduct an annual risk assessment, with oversight by the Committee and its independent adviser, FWC, and by the Company’s internal auditors. The assessment is based on a framework provided by FWC and examines the risk associated with the compensation programs applicable to all of our employees. The assessment also considers the features of our compensation programs that are designed to mitigate risk. We believe our compensation programs encourage and reward an appropriate level of risk taking. We and the Committee concluded, based upon the results of the assessment for fiscal 2015, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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COMPENSATION TABLES—COMPENSATION COMMITTEE REPORT

Equity Award Grant Policy

Under our equity award grant policy, the grant date of any award must be the date of the applicable Committee or Board meeting at which it was approved, and the grant price must be the closing price of the relevant class of our common stock on the grant date. We do not have a program, plan, or practice of timing equity award grants in conjunction with the release of material non-public information (or vice-versa). We have never re-priced or back-dated options or SSARs granted under any of our equity compensation plans, and our 2013 Omnibus Compensation Plan specifically prohibits these practices.

Source of Plan Shares

Under the 2013 Omnibus Compensation Plan, we try to limit the source of shares delivered to participants under the Plan to those purchased by the Company from time to time in connection with a publicly announced share repurchase program. If we determine that the timing of such purchases may unduly affect the market price of the shares, the purchases may be spread over a period of time sufficient to minimize this effect. We may use newly-issued shares to cover exercises or redemptions of awards under the Plan and then purchase an equal number of shares on the open market or otherwise as quickly as is reasonably practicable thereafter. This practice minimizes long-term dilution to our stockholders.

Margin Sales, Derivative Transactions Prohibited

The Company’s Code of Conduct prohibits employees and directors from selling Brown-Forman securities that they do not own (a “short sale”), purchasing shares on margin, or holding shares in a margin account. Employees and directors are also prohibited from engaging in transactions involving exchange-traded options, puts, calls, or other derivative securities based on Brown-Forman securities.

Our Policy on Stock Ownership Guidelines

We do not have stock ownership guidelines for our employees, as we do not feel that encouraging our employees to accumulate large quantities of Company stock is a top priority due to our family-controlled status. However, the Committee does review the stock ownership status of our NEOs before granting additional stock-based compensation each year to ensure that such grants are necessary and to assess potential retention risk. During the most recent review, the Committee observed that our NEOs were exposed to an average value of twenty-one times their base salary in Brown-Forman stock. We believe that this level of exposure to our stock is appropriate and would likely exceed a stock ownership guideline if one were to be put in place.

CONCLUSION

We believe that our executive compensation program continues to successfully attract, motivate, reward, and retain a team of talented and diverse executives and key employees, both in the United States and around the world, who will lead us to achieve our goal of being the best brand builder in the spirits industry and enable us to deliver sustainable and superior value to our stockholders over time.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Brown-Forman Corporation, have reviewed and discussed with Company management the above Compensation Discussion and Analysis, and based on such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Patrick Bousquet-Chavanne, Chairman John D. Cook Michael J. Roney

38	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

COMPENSATION TABLES

SUMMARY COMPENSATION

The following table sets forth the compensation of our NEOs for the fiscal years shown below, calculated under SEC rules.

Fiscal 2015 Summary Compensation Table

Name and Principal Position	Year	Salary (2)	Bonus (3)	Stock Awards (4)	SSAR/Option Awards (5)	Non-Equity Incentive Plan Compensation (6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (7)	All Other Compensation (8)	Total
Paul C. Varga Company Chairman and Chief Executive Officer	2015	$1,128,370	—	$1,458,380	$1,200,017	$4,172,350	$3,028,728	$29,232	$11,017,077
	2014	1,112,500	—	6,098,247	925,007	3,649,500	439,768	34,128	12,259,150
	2013	1,104,700	—	1,316,573	989,900	3,793,600	2,082,200	34,163	9,321,136
Jane C. Morreau Executive Vice President and Chief Financial Officer	2015	544,601	—	283,342	264,003	1,007,128	847,345	28,809	2,975,228
	2014	456,458	—	190,460	137,507	806,716	416,455	31,042	2,038,638
	2013	403,959	—	162,434	118,749	733,107	474,369	29,731	1,922,349
James S. Welch, Jr. Vice Chairman, Executive Director of Corporate and Civic Affairs	2015	604,186	—	195,319	262,508	891,660	977,941	35,046	2,966,660
	2014	600,417	—	288,905	219,009	849,660	252,257	28,219	2,238,467
	2013	584,792	—	328,288	215,990	872,760	696,137	28,405	2,726,372
Mark I. McCallum Executive Vice President, President Jack Daniel’s Brands	2015	621,270	—	280,165	268,958	1,004,920	698,440	32,211	2,905,964
	2014	605,625	—	312,650	237,010	1,099,180	344,679	30,891	2,630,035
	2013	584,063	—	346,527	265,991	1,331,430	460,703	31,388	3,020,102
Jill A. Jones Executive Vice President, North America and Latin America Regions (1)	2015	529,600	—	244,279	201,016	1,065,215	536,006	28,992	2,605,108
	2014	496,458	—	143,463	145,002	853,920	249,032	25,518	1,913,393

(1)	Compensation for Ms. Jones is provided only for 2014 and 2015 because she was not an NEO in 2013.
(2)	Salary includes holiday bonus and is based on the fiscal year beginning May 1. Salary increases for fiscal 2015 took effect August 1. The holiday bonus, which is provided to all salaried employees, is based on the employee’s length of service with the Company, as shown in the table below:

Length of Continuous Service	Amount of Holiday Bonus
3 months but less than 6 months	1/8 of monthly salary
6 months but less than 5 years	1/4 of monthly salary
5 years but less than 10 years	3/8 of monthly salary
10 years or more	1/2 of monthly salary

(3)	NEOs do not receive non-performance-based compensation that would be considered a “Bonus” under SEC rules.
(4)	Includes the aggregate grant date fair value of performance-based restricted stock granted during the respective fiscal years, calculated in accordance with FASB ASC Topic 718. The grant date fair value of awards subject to performance conditions was calculated based on the probable outcome of the performance condition as of the grant date for the award, which for all years is based on the target number of shares. Grant date value assuming maximum performance for these awards is reflected in our Outstanding Equity Awards at 2015 Fiscal Year End Table on pages 42-43.
(5)	Includes the aggregate grant date fair values of SSARs granted during the respective fiscal years, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended April 30, 2015, which are described in the Company’s Annual Report on Form 10-K for fiscal 2015.

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COMPENSATION TABLES—SUMMARY COMPENSATION

(6)	Amounts listed for fiscal 2015 include short-term cash incentive compensation paid for fiscal 2015, and long-term cash incentive compensation paid for the three-year performance period ending on April 30, 2015, as determined by the Compensation Committee in May 2015 and paid to the NEOs on June 15, 2015. These amounts are shown below.

	Short-Term Cash	Long-Term Cash	Total
Paul C. Varga	$2,220,400	$1,951,950	$4,172,350
Jane C. Morreau	632,000	375,128	1,007,128
James S. Welch, Jr.	526,620	365,040	891,660
Mark I. McCallum	683,820	321,100	1,004,920
Jill A. Jones	636,059	429,156	1,065,215

(7)	Amounts represent changes between fiscal years in the actuarial present value of the accumulated pension benefits of each of the NEOs under the applicable pension or savings plan. Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as the discount rate and mortality tables. The change in the pension value for fiscal 2015 was substantially higher than fiscal 2014 and was significantly impacted by lower interest rates and revised mortality tables for pension-related calculations; please see page 37 for further details. Please see the Fiscal 2015 Pension Benefits Table on page 45 for the assumptions used in calculating the change in pension value. None of the NEOs received above-market or preferential earnings (as these terms are defined by the SEC) on their nonqualified deferred compensation accounts.

	Qualified	Non-Qualified	Total
Paul C. Varga	$165,472	$2,863,256	$3,028,728
Jane C. Morreau	162,972	684,373	847,345
James S. Welch, Jr.	171,108	806,833	977,941
Mark I. McCallum	107,428	591,012	698,440
Jill A. Jones	98,873	437,133	536,006

(8)	The following table sets forth each component of the “All Other Compensation” column.

Name	401(k) Matching Contribution (a)	Cost of Company-Provided Life Insurance	Cost of Company- Leased Car (b)	Termination Benefits	Other (c)	Total
Paul C. Varga	$11,387	$3,120	$10,725	—	$4,000	$29,232
Jane C. Morreau	12,557	2,774	9,478	—	4,000	28,809
James S. Welch, Jr.	17,104	2,916	11,026	—	4,000	35,046
Mark I. McCallum	15,688	3,120	9,403	—	4,000	32,211
Jill A. Jones	15,014	2,806	9,507	—	1,665	28,992

(a)	For the period May 1, 2014 through April 30, 2015. Beginning August 1, 2014, employer match contributions were credited each pay period versus each calendar quarter.
(b)	Values based on incremental cost to the Company during the fiscal year, including lease payments, maintenance, registration, and insurance premiums.
(c)	Reimbursement of financial planning expenses up to a limit of $4,000 for the fiscal year.

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COMPENSATION TABLES—GRANTS OF PLAN-BASED AWARDS

GRANTS OF PLAN-BASED AWARDS

The following table contains information regarding the equity and non-equity awards granted to our NEOs during fiscal 2015 under our 2013 Omnibus Compensation Plan. For additional information on the Plan and the fiscal 2015 awards granted thereunder, please see “Awards and Payouts in Fiscal 2015: Fixed and Short-Term Compensation” in our Compensation Discussion and Analysis, which begins on page 23.

Fiscal 2015 Grants of Plan-Based Awards Table

	Grant Date	Award Type (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards (6)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Paul C. Varga		STC	$0	$1,400,000	$2,800,000
		LTC	0	1,400,000	2,800,000
	7/24/2014	PBRS				7,970	15,940	23,910			$1,458,380
	7/24/2014	SSAR							61,023	$91.97	1,200,017
Jane C. Morreau		STC	0	400,000	800,000
		LTC	0	264,000	528,000
	7/24/2014	PBRS				1,549	3,097	4,646			283,342
	7/24/2014	SSAR							13,425	$91.97	264,003
James S. Welch, Jr.		STC	0	335,000	670,000
		LTC	0	300,000	600,000
	7/24/2014	PBRS				1,068	2,136	3,204			195,319
	7/24/2014	SSAR							13,349	$91.97	262,508
Mark I. McCallum		STC	0	435,000	870,000
		LTC	0	283,195	566,390
	7/24/2014	PBRS				1,532	3,063	4,595			280,165
	7/24/2014	SSAR							13,677	$91.97	268,958
Jill A. Jones		STC	0	398,533	797,066
		LTC	0	247,909	495,818
	7/24/2014	PBRS				1,336	2,671	4,007			244,279
	7/24/2014	SSAR							10,222	$91.97	201,016

(1)	STC—short-term (or annual) incentive compensation payable in cash; LTC—long-term incentive compensation payable in cash; PBRS—Class A common performance-based restricted stock; SSAR—Class B common stock-settled stock appreciation rights.
(2)	Amounts represent potential value of the short-term incentive compensation opportunity for the fiscal 2015 performance period plus the cash component of the long-term incentive compensation opportunity for the fiscal 2015 through fiscal 2017 performance period. No amounts are payable if threshold performance levels are not achieved. STC and LTC are capped at 200% of target. Please see the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2015 Summary Compensation Table on page 39 for amounts actually paid, which includes the short-term cash incentive compensation paid for the one-year performance period ending on April 30, 2015 and the long-term cash incentive compensation paid for the three-year performance period ending on April 30, 2015.
(3)	Amounts represent estimated possible payout of the PBRS stock awards granted in fiscal 2015. PBRS awards are initially determined as a cash value, and then are subject to a three-year performance period followed by a one-year vesting period. The number of shares earned under the fiscal 2015 awards will be determined by multiplying the cash value of the target award by a three-year performance adjustment percentage, adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by $90.25, which was the closing price of our Class A common stock on the date of grant, July 24, 2014. PBRS awards granted in fiscal 2015 will vest on April 30, 2018.
(4)	The number of SSARs awarded for fiscal 2015 was determined by dividing the cash value of each SSAR award by the Black-Scholes value ($19.665) of our Class B common stock as of the close of trading on the date of grant, July 24, 2014. SSARs become exercisable on the first day of the third fiscal year following the fiscal year of grant and are generally exercisable for seven fiscal years thereafter (barring certain events which may cause the award to become exercisable earlier). SSARs granted July 24, 2014 become exercisable on May 1, 2017 and expire April 30, 2024.
(5)	The exercise price for the SSARs represents the closing price of our Class B common stock on the grant date.
(6)	Calculated in accordance with FASB ASC Topic 718. Awards subject to performance conditions are calculated based on the probable outcome of the performance condition as of the grant date for the award. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended April 30, 2015, which are included in our Annual Report on Form 10-K for fiscal 2015.

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COMPENSATION TABLES—OUTSTANDING EQUITY AWARDS

OUTSTANDING EQUITY AWARDS

The following table lists the outstanding equity awards held by our NEOs as of April 30, 2015. The year-end values shown in the table are based on the April 30, 2015 closing prices for our Class A common stock, $92.33, and our Class B common stock, $90.23.

Outstanding Equity Awards at 2015 Fiscal Year End Table

		SSAR Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised SSARs Exercisable	Number of Securities Underlying Unexercised SSARs Unexercisable	SSAR Exercise Price	SSAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (7)
Paul C. Varga	7/28/2011	95,761		$46.40	4/30/2021
	7/26/2012		92,514	58.70	4/30/2022
	7/25/2013		62,332	72.42	4/30/2023
	7/24/2014		61,023	91.97	4/30/2024
	7/26/2012					23,061	$2,129,222
	7/25/2013							23,096	$2,132,454
	7/25/2013							69,179	6,387,297
	7/24/2014							23,910	2,207,610
Jane C. Morreau	7/27/2006	8,400		$34.95	4/30/2016
	7/26/2007	9,292		33.76	4/30/2017
	7/24/2008	7,131		35.51	4/30/2018
	7/23/2009	11,463		27.05	4/30/2019
	7/22/2010	12,590		38.43	4/30/2020
	7/28/2011	14,365		46.40	4/30/2021
	7/26/2012		11,098	58.70	4/30/2022
	7/25/2013		9,266	72.42	4/30/2023
	7/24/2014		13,425	91.97	4/30/2024
	7/26/2012					2,846	$262,771
	7/25/2013							4,007	$369,966
	7/24/2014							4,646	428,965
James S. Welch, Jr.	7/27/2006	13,492		$34.95	4/30/2016
	7/26/2007	23,938		33.76	4/30/2017
	7/24/2008	21,971		35.51	4/30/2018
	7/23/2009	31,498		27.05	4/30/2019
	7/22/2010	31,470		38.43	4/30/2020
	7/28/2011	22,345		46.40	4/30/2021
	7/26/2012		20,186	58.70	4/30/2022
	7/25/2013		14,758	72.42	4/30/2023
	7/24/2014		13,349	91.97	4/30/2024
	7/26/2012					5,750	$530,898
	7/25/2013							6,077	$561,089
	7/24/2014							3,204	295,825

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COMPENSATION TABLES—OUTSTANDING EQUITY AWARDS

Outstanding Equity Awards at 2015 Fiscal Year End Table (continued)

		SSAR Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised SSARs Exercisable	Number of Securities Underlying Unexercised SSARs Unexercisable	SSAR Exercise Price	SSAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (7)
Mark I. McCallum	7/27/2006	4,615		$34.95	4/30/2016
	7/26/2007	15,957		33.76	4/30/2017
	7/24/2008	14,647		35.51	4/30/2018
	7/23/2009	23,437		27.05	4/30/2019
	7/22/2010	20,455		38.43	4/30/2020
	7/28/2011	23,144		46.40	4/30/2021
	7/26/2012		24,859	58.70	4/30/2022
	7/25/2013		15,971	72.42	4/30/2023
	7/24/2014		13,677	91.97	4/30/2024
	7/26/2012					6,070	$560,443
	7/25/2013							6,576	$607,162
	7/24/2014							4,595	424,256
Jill A. Jones	7/24/2008	8,704		$35.51	4/30/2018
	7/23/2009	13,755		27.05	4/30/2019
	7/22/2010	15,106		38.43	4/30/2020
	7/28/2011	16,759		46.40	4/30/2021
	7/26/2012		11,098	58.70	4/30/2022
	7/25/2013		9,771	72.42	4/30/2023
	7/24/2014		10,222	91.97	4/30/2024
	7/26/2012					2,372	$219,007
	7/25/2013							3,018	$278,652
	7/24/2014							4,007	369,966

(1)	SSAR awards are exercisable for shares of Class B common stock. All SSARs vest and become fully exercisable on the first day of the third fiscal year following the fiscal year of grant and are generally exercisable until the last day of the 10th fiscal year following the date of grant.
(2)	Represents Class A common performance-based restricted stock awards. After a three-year performance period, followed by a one-year vesting period, the performance-based restricted stock awards granted on July 26, 2012, July 25, 2013, and July 24, 2014 will vest on April 30, 2016, April 30, 2017, and April 30, 2018, respectively.
(3)	Reflects the number of shares of restricted Class A common stock that were issued on June 1, 2015, upon satisfaction of the performance measures in connection with the performance-based restricted stock awards granted on July 26, 2012. The number of shares issued was determined by multiplying the cash value of the target award by a three-year performance adjustment percentage (118%), adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by $60.67, which was the split-adjusted closing price of our Class A common stock on the date of the grant. The restrictions on these shares will lapse on April 30, 2016.
(4)	The market value for the shares of restricted Class A common stock was determined by multiplying the number of shares of restricted Class A common stock, as applicable, by $92.33, the closing price of our Class A common stock on April 30, 2015.

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COMPENSATION TABLES—OPTION EXERISES AND STOCK VESTED

(5)	Because our performance exceeded the target performance measure established for the three-year performance period ending April 30, 2015, amounts shown represent the estimated maximum possible payout of performance-based restricted stock awards (PBRS) based on a performance multiplier of 150% of target for the grants issued in fiscal years 2014 and 2015, respectively. PBRS awards are initially determined as a cash value, then subject to a three-year performance period, followed by a one-year vesting period. The number of shares of PBRS to be awarded is determined by multiplying the cash value at target by a three-year performance adjustment factor, adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by the closing price of our Class A common stock on the date of grant.
(6)	On July 25, 2013, Mr. Varga received a one-time performance-based special grant of 67,513 Class A shares of restricted stock. During the performance period, dividends are accrued and credited as additional restricted stock and are subject to the same performance measures as the initial grant. The market value was determined by multiplying the outstanding number of restricted shares, 69,179, by $92.33, the closing price of Class A shares on April 30, 2015.
(7)	Market value for the PBRS awards was determined by multiplying the number of shares by $92.33, the closing price of our Class A common stock on April 30, 2015.

OPTION EXERCISES AND STOCK VESTED

The following table shows all stock options and SSARs exercised by the NEOs during fiscal 2015 and the value realized upon exercise, as well as all stock awards in which our NEOs vested during fiscal 2015 and the value realized upon vesting.

Fiscal 2015 Option Exercises and Stock Vested Table

	Option/SSAR Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (3)	Number of Shares Acquired on Vesting (4)	Value Realized on Vesting (5)
Paul C. Varga	—	—	38,766	$3,579,265
Jane C. Morreau (6)	4,558	$270,107	3,635	335,620
James S. Welch, Jr. (7)	23,515	1,536,470	9,046	835,217
Mark I. McCallum (8)	16,845	1,071,847	8,198	756,921
Jill A. Jones	—	—	3,635	335,620

(1)	All options and SSAR awards are exercisable for or settled in Class B common stock.
(2)	All stock awards are in the form of Class A common stock.
(3)	Equals the difference between the option/SSAR exercise price and the market price of the underlying shares at time of exercise, multiplied by the number of shares for which the option/SSAR was exercised.
(4)	The grant date for all awards of Class A common performance-based restricted stock shown in the table was July 28, 2011. The vesting date was April 30, 2015.
(5)	Equals the closing price of the underlying securities on the vesting date, multiplied by the number of shares that vested. The closing price of our Class A common stock on the vesting date, April 30, 2015, was $92.33.
(6)	Ms. Morreau exercised SSARs for 4,558 shares of Class B common stock on January 2, 2015.
(7)	Mr. Welch exercised SSARs for 23,515 shares of Class B common stock on June 12, 2014.
(8)	Mr. McCallum exercised SSARs for 16,845 shares of Class B common stock on April 9, 2015.

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COMPENSATION TABLES—PENSION BENEFITS

PENSION BENEFITS

We maintain both tax-qualified and non-qualified supplemental excess retirement plans. The following table shows the present value of accumulated pension benefits payable to each of our NEOs under our tax-qualified plan (Brown-Forman Corporation Salaried Employees Retirement Plan) and under our non-qualified excess plan (Brown-Forman Supplemental Executive Retirement Plan), based on the pension earned as of our most recent FASB ASC Topic 715 measurement date, April 30, 2015. These plans are described below the table.

Fiscal 2015 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Paul C. Varga	Qualified	28.00	$886,387	—
	Non-Qualified	28.00	10,948,197	—
Jane C. Morreau	Qualified	23.58	926,885	—
	Non-Qualified	23.58	1,998,950	—
James S. Welch, Jr.	Qualified	25.75	981,537	—
	Non-Qualified	25.75	3,305,618	—
Mark I. McCallum	Qualified	11.75	538,558	—
	Non-Qualified	11.75	2,059,969	—
Jill A. Jones	Qualified	15.17	454,969	—
	Non-Qualified	15.17	1,121,681	—

(1)	Actuarial present value of each NEO’s accumulated pension benefit as of our FASB ASC Topic 715 measurement date, April 30, 2015, using a 4.09% discount rate, age 65 expected retirement age and RP-2014 mortality table with a fully generational projection using scale MP-2014.

Brown-Forman Corporation Salaried Employees Retirement Plan

Most U.S. salaried employees, and all of our NEOs, participate in the tax-qualified Salaried Employees Retirement Plan. This plan is a funded, non-contributory, defined benefit pension plan that provides monthly retirement benefits based on age at retirement, years of service, and the average of the five highest consecutive calendar years’ compensation during the final ten years of employment. Retirement benefits are not offset by Social Security benefits and are assumed for actuarial purposes to be payable at age 65. A participant’s interest vests after five years of service.

Brown-Forman Corporation Supplemental Executive Retirement Plan

U.S. federal tax law limits the amount of compensation that may be used annually to accrue benefits under our tax-qualified Salaried Employees Retirement Plan. Therefore, for employees whose compensation exceeds these limits, including our NEOs, we maintain a non-qualified Supplemental Executive Retirement Plan (“SERP”). The SERP provides retirement benefits to make up the difference between a participant’s accrued benefit calculated under the tax-qualified Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. The SERP also provides faster vesting for certain key employees who join us mid-career.

Pension Formula

The formula to calculate the combined total pension benefit under both plans includes the following factors:

»	Final Average Compensation (“FAC”) is the average compensation of the highest consecutive five calendar years in the last ten calendar years of employment. For this purpose, compensation is considered to be salary, holiday bonus and short-term incentive compensation (not long-term cash or equity compensation).
»	Social Security Covered Compensation (“CC”) is the average of the Social Security Taxable Wage Base in effect for each calendar year during the 35 years ending with the calendar year in which a participant attains his or her Social Security Retirement age.
»	Credited Service (“Service”) is the number of years and whole months of service the participant is employed by the Company at a location or division that participates in the pension plan, up to a maximum of 30 years.

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COMPENSATION TABLES—NON-QUALIFIED DEFERRED COMPENSATION

The table below shows the pension formula and gives a sample calculation:

Monthly Pension Formula for a Participant Retiring at the Regular Retirement Age of 65

Generalized Formula	Sample calculation: assume FAC of $400,000, CC of $80,000, and Service of 30 years		Amount
1.3% multiplied by FAC up to CC	0.013 ×$80,000	=	$1,040
1.75% multiplied by FAC above CC	0.0175 ×$320,000	=	5,600
			6,640
The sum of the above multiplied by years of service	×30	=	199,200
Divide by 12 to get the monthly pension (before reduction for early retirement or optional forms of payment).	÷12	=	$16,600

Early retirement is available at age 55 under both plans. However, those who retire before age 65 under the final average pay formula have their pension payments reduced by 3% for each year (1/4 of 1% for each month) that payments start prior to age 65. Retirees can also reduce their pension payment to purchase optional forms of payment that protect their spouse or ensure a minimum payment period. James S. Welch, Jr., Jane C. Morreau, and Mark I. McCallum are our NEOs who are currently eligible for early retirement.

Once the final pension is determined, the federal rules that govern the maximum pension that can be paid under the qualified plan are applied to determine the portion to be paid under the qualified plan, and the remainder becomes payable under the non-qualified pension plan.

NON-QUALIFIED DEFERRED COMPENSATION

Effective January 1, 2011, we adopted the Brown-Forman Corporation Non-qualified Savings Plan. Additional information on this plan may be found under “Brown-Forman Corporation Non-qualified Savings Plan” on page 36. The following table provides information on plan contributions and earnings for our NEOs for fiscal 2015:

Fiscal 2015 Non-qualified Deferred Compensation Table

	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE (4)
Paul C. Varga	$1,685,474	—	$717,776	$792,036	$6,512,227
Jane C. Morreau	241,568	—	6,037	—	429,506
James S. Welch, Jr.	527,543	—	98,015	—	2,339,246
Mark I. McCallum	439,672	—	39,437	—	832,953
Jill A. Jones	344,575	—	22,974	—	1,057,751

(1)	Contributions shown in this column are also included in each NEO’s compensation reported in the Fiscal 2015 Summary Compensation Table, either under “Salary” or “Non-Equity Incentive Plan Compensation.”
(2)	NEOs participating in the Savings Plan may notionally invest their plan balances in mutual funds within generally the same asset classes available to participants in our qualified 401(k) savings plan. The Savings Plan does not guarantee a return on deferred amounts. Earnings in this column represent deemed investment earnings or losses attributable to the change in market value of the notional investments. These amounts are not reported in the Fiscal 2015 Summary Compensation Table because the Savings Plan does not provide for above-market or preferential earnings.
(3)	Mr. Varga made a withdrawal from our non-qualified savings plan, as allowed under its terms and conditions.
(4)	Includes amounts previously reported as compensation to the NEOs in the Fiscal 2015 Summary Compensation Table for fiscal 2012 through 2015, as follows: Mr. Varga: $4,250,226; Ms. Morreau: $259,076; Mr. Welch: $1,377,237; Mr. McCallum: $717,811; and Ms. Jones: $344,575.

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COMPENSATION TABLES—POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We do not provide our NEOs with any separate contract, agreement, or arrangement that allows for payments or benefits upon termination or a change in control, and that discriminates in favor of any of the NEOs in scope or terms of operation. It is our practice to offer certain benefits to executives whose employment terminates prior to the payment of incentive awards, depending upon the circumstances surrounding their termination. These benefits, shown in the table below, are intended to continue to link executive compensation to the performance of the Company after their employment has ended and to prevent them from being penalized in situations where the termination of employment was outside of their control.

Treatment of Annual and Long-Term Incentive Awards Upon Termination of Employment

Termination Event	Short-Term Cash Incentives	Long-Term Cash Incentives and Performance-Based Restricted Stock	SSARs
Retirement (1)	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees. Unpaid awards granted in prior fiscal years are not reduced, but are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in prior fiscal years are not reduced. All awards become vested at the same time and in the same manner as to active employees. Once vested, retirees must exercise prior to the earlier of 7 years from the date of retirement or the original expiration date.
Involuntary Not for Cause		Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees. Unpaid awards granted in prior fiscal years are not reduced, but are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in prior fiscal years are not reduced. All awards become vested at the same time as for active employees. Once vested, awards may be exercised for up to 12 months, but in no case may the period to exercise exceed the original expiration date.
Death/ Permanent Disability	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid upon termination at a target level of performance.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid upon termination at a target level of performance. Unpaid awards granted in prior fiscal years are not reduced and are paid upon termination at a target level of performance.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in fiscal years prior to death or permanent disability are not reduced. All awards become vested upon death or permanent disability. Once vested, awards may be exercised for up to 5 years, but in no case may the period to exercise exceed the original expiration date.
Voluntary Termination or Involuntary for Poor Performance	Awards granted in the fiscal year of termination are forfeited.	All unearned awards are forfeited.	Awards that are unvested at the time of termination are forfeited. Awards that are vested at the time of termination may be exercised for up to 30 days, but in no case may the period to exercise exceed the original expiration date.
Involuntary for Cause			All outstanding awards are forfeited.

(1)	Retirement applies to those executives who leave the Company at or after age 55 with at least 5 years of service or at or after age 65 with any service.

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COMPENSATION TABLES—POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Change-in-Control and Termination Upon Change-in-Control

In the event of a change in control, as defined in the Brown-Forman 2013 Omnibus Plan or the Brown-Forman 2004 Omnibus Plan, as applicable (the “Plan”), short-term and long-term incentive compensation cycles continue unaffected, and outstanding options and SSARs become immediately vested but remain exercisable according to their original vesting schedule. In the event of an executive’s termination by the Company without cause or by the executive within 60 days after a constructive discharge, in either case within one year following a change-in-control, all outstanding awards become immediately vested and exercisable, restriction periods lapse, and cash awards are paid out pro-rata based on target performance through the effective date of termination. In the event of a change-in-control that modifies the capital structure of the Company (or its successors), the realizable value on exercise of outstanding options and SSARs is subject to adjustment as described in the Plan.

The following table illustrates the value of compensation available to our NEOs had their employment terminated on April 30, 2015, the last day of our 2015 fiscal year, under various scenarios. The compensation included is only that which would have been payable as a direct result of the specified triggering event. This table excludes the value of pension benefits that are disclosed in the Fiscal 2015 Pension Benefits Table on page 45 and the amounts payable under deferred compensation plans that are disclosed in the Fiscal 2015 Non-qualified Deferred Compensation Table on page 46.

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COMPENSATION TABLES—POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Fiscal 2015 Potential Payments upon Termination or Change-in-Control Table

Name	Death Benefit (1)	Holiday Bonus (2)	STC (3)	LTC (4)	SSARs (5)	PBRS (4)	SRS (7)	Total
Paul C. Varga
Voluntary Termination	—	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination Not for Cause	—	$18,889	$2,220,400	$5,016,950	$4,027,099	$6,469,286	—	$17,752,624
Retirement	—	18,889	2,220,400	5,016,950	4,027,099	6,469,286	—	17,752,624
Death	$2,000,000	18,889	1,400,000	4,220,000	4,027,099	5,022,598	$2,554,919	19,243,505
Change-in-Control	—	—	—	—	—	—	—	—
Termination Upon Change-in-Control	—	18,889	1,400,000	4,220,000	4,027,099	5,022,598	6,387,297	21,075,883
Jane C. Morreau (6)
Voluntary Termination	—	$9,201	$632,000	$895,703	$514,947	$1,061,702	—	$3,113,553
Involuntary Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination Not for Cause	—	9,201	632,000	895,703	514,947	1,061,702	—	3,113,553
Retirement	—	9,201	632,000	895,703	514,947	1,061,702	—	3,113,553
Death	$2,896,000	9,201	400,000	742,544	514,947	795,392	—	5,358,084
Change-in-Control	—	—	—	—	—	—	—	—
Termination Upon Change-in-Control	—	9,201	400,000	742,544	514,947	795,392	—	2,462,084
James S. Welch, Jr. (6)
Voluntary Termination	—	$10,069	$526,620	$884,040	$899,305	$1,387,812	—	$3,707,846
Involuntary Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination Not for Cause	—	10,069	526,620	884,040	899,305	1,387,812	—	3,707,846
Retirement	—	10,069	526,620	884,040	899,305	1,387,812	—	3,707,846
Death	$1,879,000	10,069	335,000	735,000	899,305	1,102,174	—	4,960,548
Change-in-Control	—	—	—	—	—	—	—	—
Termination Upon Change-in-Control	—	10,069	335,000	735,000	899,305	1,102,174	—	3,081,548
Mark I. McCallum (6)
Voluntary Termination	—	$10,417	$683,820	$841,295	$1,068,248	$1,591,861	—	$4,195,641
Involuntary Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination Not for Cause	—	10,417	683,820	841,295	1,068,248	1,591,861	—	4,195,641
Retirement	—	10,417	683,820	841,295	1,068,248	1,591,861	—	4,195,641
Death	$2,000,000	10,417	435,000	710,195	1,068,248	1,248,055	—	5,471,915
Change-in-Control	—	—	—	—	—	—	—	—
Termination Upon Change-in-Control	—	10,417	435,000	710,195	1,068,248	1,248,055	—	3,471,915
Jill A. Jones
Voluntary Termination	—	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination Not for Cause	—	$9,549	$636,059	$967,065	$523,941	$867,625	—	$3,004,239
Retirement	—	9,549	636,059	967,065	523,941	867,625	—	3,004,239
Death	$1,821,000	9,549	398,533	791,847	523,941	651,419	—	4,196,289
Change-in-Control	—	—	—	—	—	—	—	—
Termination Upon Change-in-Control	—	9,549	398,533	791,847	523,941	651,419	—	2,375,289

(1)	Death benefit includes amounts provided by the Company as an insurance benefit in the event of the employee’s death (generally available to all salaried employees) and additional amounts elected and paid for by each NEO as optional insurance coverage.
(2)	Pro-rated holiday bonus is provided in the event of retirement, death/permanent disability, involuntary termination other than for cause, and termination upon change-in-control. Holiday bonus is calculated based on a December 1 to November 30 payment cycle.
(3)

Pro-rated short-term cash incentives are provided in the event of retirement, involuntary termination not-for-cause, death/permanent disability or termination upon change in control. In the event of retirement or involuntary termination not-for-cause, awards are based on actual Company performance and paid at the same time and in the same manner as to active employees. Short-term cash incentives shown for retirement or involuntary termination not-for-cause are

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COMPENSATION TABLES—POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

performance-adjusted awards paid for fiscal 2015. In the event of death/permanent disability or termination upon a change in control, awards are paid as soon as practicable after termination at a target level of performance. Short-term cash incentives shown for death/permanent disability or termination upon a change in control are shown at target. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year.
(4)	Continued vesting of a pro-rated portion of long-term cash incentives and performance-based restricted stock is provided in the event of retirement, involuntary termination not-for-cause, death/permanent disability, or termination upon a change in control. In the event of retirement or involuntary termination not-for-cause, awards are based on actual Company performance and paid at the same time and in the same manner as to active employees. Values shown for long-term cash incentives in situations of retirement or involuntary termination not-for-cause are based on actual payouts for the performance period that ended in fiscal 2015 and target performance for performance periods ending in future fiscal years. Values shown for performance-based restricted stock in instances of retirement or involuntary termination not-for-cause are based on the April 30, 2015 market value of awards granted in fiscal 2013 as adjusted for performance and the estimated maximum possible payout of 150% of target for awards granted in fiscal years 2014 and 2015, respectively. In the event of death/permanent disability or termination upon a change in control, awards are paid as soon as practicable after termination at a target level of performance. Values shown for long-term cash incentives in situations of death/permanent disability or termination upon a change in control are based on target levels of performance. Values shown for performance-based restricted stock in instances of death/permanent disability or termination upon a change in control are based on the April 30, 2015 market value of awards granted in fiscal 2013 as adjusted for performance and the estimated possible payout of 100% of target for awards granted in fiscal years 2014 and 2015, respectively. Awards granted in the year of termination are adjusted pro-rata based on the time worked during the fiscal year. Unpaid awards granted in prior fiscal years are not reduced. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year.
(5)	Continued vesting of a pro-rated portion of SSARs is provided in the event of retirement, death/permanent disability, or involuntary termination not-for-cause. In the event of retirement or involuntary termination not-for-cause, SSARs become vested the same time and in the same manner as to active employee. In the event of retirement, SSARs must be exercised by the sooner of the original expiration date or seven years following vesting. Employees terminated not-for-cause must exercise their SSARs by the sooner of the original expiration date or 12 months following vesting or if vested 12 months following termination . In the event of death or permanent disability, SSARS vest immediately and must be exercised by the sooner of the original expiration date or five years following vesting. In the event of a termination following a change in control, SSARs vest immediately and shall remain exercisable until 30 days following the original scheduled vesting date. Awards granted in the year of termination are adjusted pro-rata based on the time worked during the fiscal year. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year. Amounts shown represent the value realized upon vesting or non-forfeitability of unvested SSARs based upon the difference between the exercise price and the closing price of our Class B common stock on April 30, 2015.
(6)	As retirement-eligible NEOs, Mr. Welch, Mr. McCallum, and Ms. Morreau would be treated as retirees in the event of voluntary termination.
(7)	On July 25, 2013, Mr. Varga received a one-time special restricted stock grant of 67,513 Class A shares. During the performance period, dividends are accrued and credited as additional restricted stock and are subject to the same performance measures as the initial grant. In instances of death and disability this award will vest immediately and be prorated based on the number of months employed during the performance period, with the option of negative discretion being retained by the Compensation Committee. In the event of a voluntary termination, involuntary termination for cause, or involuntary termination for performance the award will be immediately forfeited. In instances of involuntary “no fault” termination or any other termination (with the exception of a Change-in-Control) the award will be immediately forfeited; however, the Compensation Committee retains the right, at its sole discretion, to provide a prorated portion of the award based on the number of months employed during the performance period. Termination without cause upon a Change-in-Control will result in the vesting of the award.

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STOCK OWNERSHIP

BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S VOTING STOCK

The table below identifies each beneficial owner of more than 5% of our Class A common stock, our only class of voting stock, as of April 30, 2015. Each of the beneficial owners listed in the table below is either a Brown family member, a group of Brown family members, or an entity controlled by Brown family members.

The Brown family holds Class A shares in a variety of family trusts and entities, with multiple family members often sharing voting control and investment power as members of advisory committees to the trusts or as owners or officers of the entities. As a result, many of the shares shown in the table below are counted more than once, as they are deemed to be beneficially owned by more than one of the persons identified in the table. Counting each share only once, the aggregate number of shares of Class A common stock beneficially owned by the persons in this table is 56,899,584 shares, or 67.4% of the 84,463,120 Class A shares outstanding as of the close of business on April 30, 2015.

	Amount and Nature of Beneficial Ownership (1) Voting and Investment Power
Name and Address	Sole		Shared		Total		Percent of Class
J. McCauley Brown	3,153,663	(2)	9,104,153	(2)	12,257,816	(2)	14.5%
850 Dixie Highway Louisville, Kentucky 40210
Owsley Brown Frazier Family Group (3)	472,093		9,235,264		9,707,357		11.5%
829 West Main Street Louisville, Kentucky 40202
Owsley Brown II Family Group (4)	3,406,130		5,970,588		9,376,718		11.1%
c/o Zelkova Strategic Partners, LLC 333 East Main Street, Suite 401 Louisville, Kentucky 40210
Avish Agincourt, LLC	—		9,104,153		9,104,153		10.8%
829 West Main Street Louisville, Kentucky 40202
Bond Musselman Family Group (5)	1,753,795		6,230,073		7,983,868		9.5%
c/o The Glenview Trust Company 4969 U.S. Highway 42 Suite 2000 Louisville, Kentucky 40222
G. Garvin Brown III Family Group (6)	6,810,146		24,675		6,834,821		8.1%
850 Dixie Highway Louisville, Kentucky 40210
Laura Lee Brown	2,807,798		2,933,211		5,741,009		6.8%
710 West Main Street, Third Floor Louisville, Kentucky 40202
A. Cary Brown	761,182		4,310,656		5,071,838		6.0%
657 South Hurstbourne Parkway, Suite 228 Louisville, Kentucky 40222
Stuart R. Brown	311,631		4,454,990		4,766,621		5.6%
850 Dixie Highway Louisville, Kentucky 40210

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STOCK OWNERSHIP—BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S VOTING STOCK

	Amount and Nature of Beneficial Ownership (1) Voting and Investment Power
Name and Address	Sole	Shared	Total	Percent of Class
Sandra A. Frazier	1,406,519	3,174,471	4,580,990	5.4%
c/o The Glenview Trust Company 4969 U.S. Highway 42 Suite 2000 Louisville, Kentucky 40222
W.L. Lyons Brown III	696	4,399,173	4,399,869	5.2%
Box 119 Batesville, Virginia 22924
Martin S. Brown, Sr.	40,780	4,326,112	4,366,892	5.2%
5214 Maryland Way, Suite 404 Brentwood, Tennessee 37027
Dace Brown Stubbs	3,985,867	251,756	4,237,623	5.0%
850 Dixie Highway Louisville, Kentucky 40210

(1)	Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or as to which the person has the right to acquire beneficial ownership within 60 days (including shares underlying options or stock appreciation rights that are exercisable within 60 days).
(2)	For J. McCauley Brown, amounts set forth above reflect voting power only. Mr. Brown holds sole investment power over 35,107 shares of Class A common stock and shared investment power over 10,555,675 shares of Class A common stock.
(3)	The Owsley Brown Frazier Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The individual group members have sole or shared voting and investment power over the following shares: Laura Frazier—225,433 sole, 9,104,153 shared, 9,329,586 total (11.1% of class); Catherine Frazier Joy—246,660 sole, 9,235,264 shared, 9,481,924 total (11.2% of class).
(4)	The Owsley Brown II Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The aggregate holdings of the Owsley Brown II Family Group listed in the table refer to shares over which the group members have sole or shared investment power. The individual group members have sole or shared investment power over the following shares: Christina Lee Brown—2,035,243 sole, 4,138,439 shared, 6,173,682 total (7.3% of class); Owsley Brown III—100,458 sole, 4,489,684 shared, 4,590,142 total (5.4% of class); Brooke Brown Barzun—679,365 sole, 4,824,223 shared, 5,503,588 total (6.5% of class); Augusta Brown Holland—591,064 sole, 4,347,745 shared, 4,938,809 total (5.9% of class). The group has shared voting power over an aggregate of 9,359,872 Class A shares (11.1% of class). Individually, Christina Lee Brown and Owsley Brown III each have shared voting power over 9,112,073 Class A shares (10.8%% of class), Brooke Brown Barzun has shared voting power over 9,115,594 Class A shares (10.8% of class), and Augusta Brown Holland has shared voting power over 9,356,351 Class A shares (11.1% of class).
(5)	The Bond Musselman Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The aggregate holdings of the Bond Musselman Family Group listed in the table refer to shares over which the group members have sole or shared investment power. The individual group members have sole or shared investment power over the following shares: Ina Brown Bond—1,066,998 sole, 6,228,003 shared, 7,295,001 total (8.6% of class); Elaine Musselman—255,621 sole, 30,659 shared, 286,280 total (0.3% of class); W. Austin Musselman, Jr.—431,176 sole, 1,225,824 shared, 1,657,000 total (2.0% of class). The group and its individual members each have shared voting power over an aggregate of 7,983,868 shares (9.5% of class).
(6)	The G. Garvin Brown III Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The individual group members have sole or shared voting and investment power over the following shares: Campbell P. Brown— 3,459,135 sole, 18,604 shared, 3,477,739 total (4.1% of class); Geo. Garvin Brown IV—3,351,011 sole, 6,071 shared, 3,357,082 total (4.0% of class).

52	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

STOCK OWNERSHIP—STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of April 30, 2015, the amount of our Class A and Class B common stock beneficially owned by each current director, each director nominee, each executive officer named in the Fiscal 2015 Summary Compensation Table on page 39, and by all directors and executive officers as a group. Some shares shown below are beneficially owned by more than one person. As of the close of business on April 30, 2015, there were 84,463,120 shares of Class A common stock and 124,236,991 shares of Class B common stock outstanding. In calculating the aggregate number of shares and percentages owned by all directors and executive officers as a group, which includes shares owned by persons not named in this table, we counted each share only once.

Stock Beneficially Owned by Directors and Executive Officers as of April 30, 2015

	Class A Common Stock (2)(3) Voting or Investment Power						% of Class	Class B Common Stock (2)(3) Investment Power						% of Class
Name (1)	Sole		Shared		Total			Sole		Shared		Total
Joan C. Lordi Amble	6,412		—		6,412		*	2,297		—		2,297		*
Patrick Bousquet-Chavanne	4,380		—		4,380		*	57,178		—		57,178		*
Geo. Garvin Brown IV	3,351,011		6,071		3,357,082		4.0%	649,979	(4)(5)	4,349		654,328		*
Martin S. Brown, Jr.	259,473		45		259,518		*	92,822		10		92,832		*
Stuart R. Brown	311,631		4,454,990		4,766,621		5.6%	154,168		4,653,131		4,807,299		3.9%
Bruce L. Byrnes	2,684		—		2,684		*	3,321		—		3,321		*
John D. Cook	4,380		—		4,380		*	26,869		—		26,869		*
Sandra A. Frazier	1,406,519		3,174,471		4,580,990		5.4%	376,851		793,617		1,170,468		*
Augusta Brown Holland	591,064	(6)	4,347,745	(6)	4,938,809	(6)	5.9%	194,921		8,326,831	(7)	8,521,752		6.9%
Jill A. Jones	19,346		—		19,346		*	92,747	(5)	90		92,837		*
Mark I. McCallum	25,737		—		25,737		*	139,846		27		139,873		*
Jane C. Morreau	7,593		—		7,593		*	77,170		—		77,170		*
Michael J. Roney	2,499		—		2,499		*	—		—		—		*
Dace Brown Stubbs	3,985,867	(8)	251,756		4,237,623		5.0%	898,162	(9)	176,378		1,074,540		*
Michael A. Todman	1,959		—		1,959		*	—		—		—		*
Paul C. Varga	223,917		—		223,917		*	289,208		—		289,208		*
James S. Welch, Jr.	38,755		—		38,755		*	189,902		—		189,902		*

All Directors and Executive Officers as a Group (25 persons, including those named above) (10)	10,257,239		12,235,078		22,492,317	(11)	26.6%	3,483,557		13,954,433		17,437,991	(12)	14.0%

*	Represents less than 1% of the class.
(1)	The address for each person named in the table is 850 Dixie Highway, Louisville, Kentucky 40210.
(2)	Based upon Company information, information furnished to the Company by the named persons, and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or as to which the person has the right to acquire beneficial ownership within 60 days (including shares underlying options or stock appreciation rights that are exercisable within 60 days).

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STOCK OWNERSHIP—SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

(3)	Includes the following shares subject to Class B stock-settled stock appreciation rights (SSARs) that are currently exercisable or that will become exercisable on or before June 29, 2015 (60 days after April 30, 2015), and Class A and B deferred stock units that vest over the course of the Board Year (as defined under “Director Compensation” beginning on page 20). Performance-based Class A common stock reflected below, over which the named persons have sole voting power, was issued on June 1, 2015, and is not included in the main table:

	Class A		Class B
Name	Restricted Stock	Deferred Stock Units	SSARs	Deferred Stock Units
Joan C. Lordi Amble	—	3,412	—	2,297
Patrick Bousquet-Chavanne	—	4,380	47,045	5,117
Geo. Garvin Brown IV	—	—	10,470	—
Martin S. Brown, Jr.	—	—	23,053	1,709
Bruce L. Byrnes	—	2,684	—	3,321
John D. Cook	—	4,380	21,752	5,117
Sandra A. Frazier	—	—	23,053	1,709
Jill A. Jones	2,372	—	65,422	—
Mark I. McCallum	6,070	—	127,114	—
Jane C. Morreau	2,846	—	74,339	—
Michael J. Roney	—	2,499	—	—
Dace Brown Stubbs	—	2,190	23,053	3,413
Michael A. Todman	—	1,959	—	—
Paul C. Varga	23,061	—	188,275	—
James S. Welch, Jr.	5,750	—	164,900	—

(4)	Includes 440,445 shares of Class B common stock pledged as security.
(5)	Includes Class B common stock held in the Company’s 401(k) plan as of the close of business on April 30, 2015, as follows: Geo. Garvin Brown IV, 12,624 shares; Jill A. Jones, 7,161 shares.
(6)	Table presents Class A common stock over which Augusta Brown Holland holds sole or shared investment power. Please see “Beneficial Owners of More Than 5% of the Company’s Voting Stock” on page 51 for more information.
(7)	Includes 1,100 shares of Class B common stock pledged as security.
(8)	Includes 98,410 shares of Class A common stock pledged as security.
(9)	Includes 287,799 shares of Class B common stock pledged as security.
(10)	“All Directors and Executive Officers as a Group” includes 25 persons, including those directors and officers named in the table. In calculating the aggregate number of shares and percentages owned by all directors and executive officers as a group, each share is counted only once.
(11)	Includes 21,506 Class A deferred stock units held by all directors and executive officers as a group.
(12)	Includes 22,682 Class B deferred stock units held by all directors and executive officers as a group, and 995,529 Class B common stock SSARs held by all directors and executive officers as a group that are exercisable on or before June 29, 2015 (60 days after April 30, 2015).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors, and “beneficial owners” of more than 10% of our Class A common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2015, these persons reported all transactions on a timely basis, except for the following late filings, all of which related to gifts and estate planning-related transactions: Form 4 by J. McCauley Brown reporting a swap of 35,190 Class B shares for 35,500 Class A shares; Form 4 by Augusta Brown Holland reporting gifts of 146,786 Class B shares and 1,135 Class A shares.

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AUDIT MATTERS

This section contains a report of the Audit Committee of the Board of Directors. It also explains the role of the Audit Committee and sets forth the fees paid to our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Board has delegated to the Audit Committee (the “Committee”) responsibility to assist it in overseeing the Company’s most significant risks–financial and otherwise–and in periodically reviewing how management monitors and manages those risks. During fiscal 2015, the Committee met with management, including the CEO, CFO, Principal Accounting Officer, the Director of Internal Audit and members of the management Risk Committee, to review management’s risk register and confirm that key risks to the Company have been identified and that appropriate mitigation activities are taking place. In addition, during fiscal 2015, risk management was an agenda item for all Committee meetings held in connection with regularly scheduled Board meetings. The Committee reported to the Board the results and findings of all of its enterprise risk oversight activities this past fiscal year.

The Committee is responsible for overseeing the integrity of the Company’s financial statements on behalf of the Board. Management is responsible for establishing and maintaining the Company’s internal controls, for preparing the financial statements, and for the public financial reporting process. The Company’s internal audit function is responsible for preparing and executing an annual internal audit plan under the supervision of the Director of Internal Audit, who is accountable to the Audit Committee. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on its audit. The independent registered public accounting firm also reports on the effectiveness of the Company’s internal control over financial reporting. The Committee reviews the work of management in respect of these matters and has direct responsibility for compensation, retention and oversight of the independent registered public accounting firm on behalf of the Board.

On behalf of the Board, the Committee retained PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for fiscal 2015. The Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as of and for the fiscal year ended April 30, 2015. In addition, the Committee reviewed and discussed with management’s assessment of the effectiveness of the Company’s internal control over financial reporting and, with PwC, PwC’s evaluation of the Company’s system of internal controls. These discussions included meetings with PwC without representatives of management present, and executive sessions with the Director of Internal Audit. The Committee discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PwC provided the Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, and the Committee discussed with PwC the firm’s independence and ability to conduct the audit. The Committee has determined that PwC’s provision of audit and non-audit services to the Company is compatible with maintaining auditor independence.

Based on the foregoing, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015.

AUDIT COMMITTEE Joan C. Lordi Amble, Chair Bruce L. Byrnes Michael A. Todman

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AUDIT MATTERS—AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees the Company incurred for the professional services provided by PwC for fiscal years 2014 and 2015. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

	Fiscal Years
	2014	2015
Audit Fees	$1,877,758	$1,656,781
Audit-Related Fees	147,908	158,000
Tax Fees	83,533	133,444
All Other Fees	8,538	7,600
Total	$2,117,737	$1,955,825

Audit Fees

This category consists of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, attestation services relating to the report on internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of interim financial statements included in the Company’s Form 10-Q quarterly reports, services normally provided in connection with statutory and regulatory filings or engagements, and statutory audits required by foreign jurisdictions. For fiscal 2015, this category also included audit procedure fees for tax projects and fees related to accounting and regulatory changes. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

Audit-Related Fees

This category consists principally of fees related to the audits of employee benefit plans. For fiscal 2015, this category also included fees for an attestation engagement over capital expenditures. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

Tax Fees

This category consists principally of fees related to tax planning services. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

All Other Fees

This category consists of fees for technical training and an accounting research subscription. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

It is the policy of the Audit Committee to pre-approve all audit services and permitted non-audit services (including an estimate of the fees or a range of fees) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee pre-approved the fiscal 2015 audit and non-audit services provided by PwC. The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the firm’s independence. The Audit Committee has delegated to its Chair the authority to pre-approve proposed audit and non-audit services that arise between meetings, with the understanding that the decision will be reviewed at the next scheduled Audit Committee meeting. During the approval process, the Audit Committee considers the potential impact of the type of service on the independence of the registered public accounting firm. Services and fees must be deemed compatible with the maintenance of the registered public accounting firm’s independence, including compliance with SEC rules and regulations. The Audit Committee is prohibited from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of our independent registered public accounting firm. Throughout the year, the Audit Committee reviews any revisions to the estimates of fees initially approved.

The Audit Committee has adopted other policies in an effort to ensure the independence of our independent registered public accounting firm. The Audit Committee must pre-approve PwC’s rendering of personal financial and tax advice to any of the Company’s designated executive officers. In addition, the Audit Committee has a policy that limits the Company’s ability to hire certain current and former employees of our independent registered public accounting firm.

56	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AUDIT MATTERS—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016. Through its predecessor Coopers & Lybrand L.L.P., PwC has served as the Company’s auditor continuously since 1933. A representative of PwC will attend the Annual Meeting, will be given the opportunity to make a statement should he or she so desire, and will be available to respond to appropriate questions. We know of no direct or material indirect financial interest that PwC has in the Company or any of our subsidiaries, or of any connection with the Company or any of our subsidiaries by PwC in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

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OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Rules and policies. SEC regulations require disclosure of certain transactions between the Company and a “related person.” For purposes of these regulations, a “related person” generally includes any individual who was a director or executive officer at any time during the last fiscal year, a director nominee, a beneficial owner of more than 5% of the Company’s voting securities, and any immediate family member of any such person. To ascertain information regarding related person transactions, the Company has asked each director, director nominee, executive officer, and more than 5% beneficial owner to disclose any Company transaction with a related person since May 1, 2014 or any such proposed transaction. Under the terms of its charter, the Audit Committee is responsible for reviewing, and if appropriate, approving or ratifying the Company’s related person transactions. The Audit Committee reviewed and approved all such transactions for fiscal 2015.

Employment of related persons. As a family-controlled company, we employ individuals who are considered “related persons” under SEC regulations. As of April 30, 2015, we employed seven individuals—Campbell P. Brown, Christopher L. Brown, Geo. Garvin Brown IV, J. McCauley Brown, Suzanne Brown Siegel, George C. Chapman, and Marshall B. Farrer—who are immediate family members of executive officers, directors, or more than 5% beneficial owners, or who are directors or more than 5% beneficial owners in their own right. Each of these employees is compensated in a manner consistent with our employment and compensation policies applicable to all employees, and the aggregate amount of compensation and benefits paid by the Company to each of these employees during fiscal 2015 exceeded $120,000. For certain of these employees, we provided expatriate benefits pursuant to our employee relocation assistance program.

In addition to his service as Chairman of our Board, Geo. Garvin Brown IV served as Executive Vice President of Brown-Forman until June 15, 2015. During fiscal 2015, Mr. Brown received a salary (including holiday bonus) of $320,427, and non-equity incentive compensation of $281,845. In addition, he received long-term equity-based incentive compensation of 3,426 Class B common restricted stock units. The Company included $145,000 in Mr. Brown’s fiscal 2015 long-term incentive compensation award at target for serving as Chairman of our Board. During fiscal 2015, the Company incurred costs at a net amount of $68,373 for certain expenses associated with Mr. Brown’s living abroad and other employee benefits provided to him. Mr. Brown’s compensation as a Company employee was consistent with that of other employees with similar tenures, responsibilities, performance histories, and expatriate status.

Other transactions. Laura Lee Brown is a member of the Brown family, a 5% beneficial owner of the Company’s voting stock, and the sister of director Dace Brown Stubbs. Ms. Brown, together with her spouse, Steve Wilson, owns a parking garage next to our offices in downtown Louisville. We lease, at market rates, a number of parking spaces in this garage, and pay additional amounts for validations of parking for customers and visitors. For fiscal 2015, the Company’s expense under this arrangement was $235,651. In addition, Ms. Brown and Mr. Wilson are owners of the 21c Museum Hotel and Proof on Main restaurant. During fiscal 2015, Brown-Forman rented hotel rooms and conference rooms and provided meals and entertainment at 21c and Proof, at market rates, to various company guests. The amount paid in fiscal 2015 for these expenses was $240,540.

The Company recently purchased two historic buildings in the Whiskey Row area of downtown Louisville, Kentucky, from Main Street Revitalization, LLC. The seller is managed by Brown Wilson Development, Inc., which entity is controlled by Laura Lee Brown and her husband, Steve Wilson. In addition to Brown Wilson Development, the investors in the seller include, directly or indirectly, the Company; Kentucky Ceramics LLC, which is controlled by Christina Lee Brown; and James S. Welch, Jr. and his wife, Marianne Welch. Ms. Laura Lee Brown and Ms. Christina Lee Brown are each beneficial owners of more than 5% of the Company’s voting stock, and Mr. Welch is a director and executive officer of the Company. The purchase price was $4.5 million.

The Company paid an aggregate of $250,000 in filing fees to the Federal Trade Commission in connection with two notifications filed by Avish Agincourt, LLC, a beneficial owner of more than 5% of the Company’s voting stock. The notifications related to Avish Agincourt, LLC’s holdings of Brown-Forman Class A Common Stock and were filed to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

58	BROWN-FORMAN	2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OTHER INFORMATION—STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company, and no executive officer of the Company has served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors either during fiscal 2015, or as of the date of this Proxy Statement.

Other Proposed Action At the Meeting

As of June 23, 2015, we know of no additional business to come before the meeting. If any other matters are properly presented for voting at the Annual Meeting, the proxies will be voted on those matters as the Board may recommend, or, in the absence of a recommendation, in accordance with the judgment of the proxy holders.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

To be considered for inclusion in the Proxy Statement for the 2016 Annual Meeting of Stockholders, stockholder proposals must be sent to 850 Dixie Highway, Louisville, Kentucky 40210, no later than February 24, 2016. Proposals should be sent to the attention of Matthew E. Hamel, our Secretary, and must comply with SEC requirements related to the inclusion of stockholder proposals in Company-sponsored proxy materials. Any notice of a proposal submitted outside the process of Exchange Act Rule 14a-8, that a stockholder intends to bring at our 2016 Annual Meeting of Stockholders received after May 9, 2016 will be considered untimely, and the proxies solicited by us for next year’s Annual Meeting will confer discretionary authority to vote on any such matters without a description of them in the Proxy Statement for that Annual Meeting.

By Order of the Board of Directors
MATTHEW E. HAMEL
Secretary

Louisville, Kentucky
June 23, 2015

2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	59

Our past is defined by generations of visionary individuals and decades of progress.
Our future will be determined by continuity in our direction, commitment to our strategies, and confidence in our capabilities.

850 DIXIE HIGHWAY
LOUISVILLE, KENTUCKY 40210 WWW.BROWN-FORMAN.COM

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

YOUR 15-DIGIT VALIDATION NUMBER IS PROVIDED IN THE CIRCLE BELOW.

Proxies submitted online or by telephone must be received by 1:00 a.m., Eastern Time, on Thursday, July 23, 2015.

Vote online • Go to www.investorvote.com/BFB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone (Stockholders based outside of the United States, its territories, and Canada must cast their votes online or by mail.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• There is NO CHARGE to you for the call
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED ONLINE OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the recommendation of the Board of Directors. The Proxies cannot vote your shares unless you vote either online or by telephone or sign and return this card.

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A	Proposal — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Election of Directors:	For	Against	Abstain

	01 - Joan C. Lordi Amble	☐	☐	☐

	04 - Martin S. Brown, Jr.	☐	☐	☐

	07 - John D. Cook	☐	☐	☐

	10 - Michael J. Roney	☐	☐	☐

	13 - James S. Welch, Jr.	☐	☐	☐

	For	Against	Abstain

02 - Patrick Bousquet- Chavanne	☐	☐	☐

05 - Stuart R. Brown	☐	☐	☐

08 - Sandra A. Frazier	☐	☐	☐

11 - Michael A. Todman	☐	☐	☐

	For	Against	Abstain

03 - Geo. Garvin Brown IV	☐	☐	☐

06 - Bruce L. Byrnes	☐	☐	☐

09 - Augusta Brown Holland	☐	☐	☐

12 - Paul C. Varga	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please have an authorized person sign in full corporate name. If a partnership, please have an authorized person sign in partnership name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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¢	1 U P X	+

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YOUR VOTE IS IMPORTANT.

If you do not vote online or by telephone, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting.

The Proxy Materials are available for review at:

www.brown-forman.com/proxy

▼ IF YOU HAVE NOT VOTED ONLINE OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY – BROWN-FORMAN CORPORATION

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on July 23, 2015.

The undersigned hereby appoints Geo. Garvin Brown IV, Paul C. Varga and Matthew E. Hamel, and each of them, attorneys and proxies, with power of substitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation (the “Corporation”) standing of record in the name of the undersigned at the close of business on June 15, 2015, at the Annual Meeting of Stockholders of the Corporation to be held on July 23, 2015, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” each of the nominees for director. The votes entitled to be cast by the undersigned will be cast at the direction of the named proxy holders upon any other matter that may properly come before the meeting and any adjournment of postponement thereof.

If you vote online or by telephone, please do not send your proxy by mail.

IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE REVERSE SIDE OF THIS CARD.